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                                                                   Exhibit 10.15


                             CONTRIBUTION AGREEMENT

                                      AND

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         WIRELESS ONE OPERATING COMPANY

                             and its stockholders,

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.,

            CONTRIBUTING HEARTLAND SUBSIDIARIES (AS DEFINED HEREIN),

                              WIRELESS ONE, INC.,

                          WIRELESS ONE MERGER COMPANY

                                      AND

                      PREMIER VENTURE CAPITAL CORPORATION,

             as the initial Wireless One Stockholder Representative

                          Dated as of October 18, 1995


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                               TABLE OF CONTENTS

ARTICLE I

                                  DEFINITIONS..............................  1

ARTICLE II

                         CLOSING OF THE CONTRIBUTION....................... 15
     2.1     First Closing................................................. 15
     2.2     The Contribution.............................................. 15

ARTICLE III

                            CLOSING OF THE MERGER.......................... 16
     3.1     Second Closing................................................ 16
     3.2     Conversion of Preferred Stock................................. 17
     3.3     Transfer of Warrants.......................................... 17
     3.4     Exercise of Warrants.......................................... 17
     3.5     Shares to be Issued upon Warrant Exercise..................... 17
     3.6     Cancellation of Non-Exercised Options......................... 18
     3.7     Delivery of Schedule of Pro Rata Amounts...................... 18
     3.8     The Merger.................................................... 18
     3.9     Certificate of Incorporation.................................. 19
     3.10    The By-Laws................................................... 19
     3.11    Directors and Officers........................................ 19
     3.12    Merger Sub Stock.............................................. 19
     3.13    Transfer of Shares prior to the Second Closing................ 19

ARTICLE IV

            SHARE CONSIDERATION IN THE CONTRIBUTION AND THE MERGER......... 20
     4.1     Share Consideration; Conversion, Contribution or
             Cancellation of Shares........................................ 20
     4.2     Joint Markets................................................. 20
     4.3     Payment for Shares in the Merger.............................. 21
     4.4     Allocation of Share Consideration............................. 22


ARTICLE V

                        REPRESENTATIONS AND WARRANTIES..................... 22
     5.1     Representations and Warranties of Wireless One................ 22



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     5.2     Representations and Warranties of the Wireless One
             Stockholders................................................... 29


     5.3     Representations and Warranties of Heartland.................... 32

ARTICLE VI

                                  COVENANTS................................. 40
     6.1     Covenants of the Parties....................................... 40
     6.2     Additional Affirmative Covenants of Wireless One............... 43
     6.3     Additional Negative Covenants of Wireless One.................. 46
     6.4     Additional Affirmative Covenants of the Heartland Companies.... 48
     6.5     Additional Negative Covenants of the Heartland Companies....... 51
     6.6     Post-Closing Operations........................................ 52

ARTICLE VII

                                  CONDITIONS................................ 55
     7.1     Conditions to the First Closing................................ 55
     7.2     Conditions to the Second Closing............................... 55

ARTICLE VIII

                                 TERMINATION................................ 62
     8.1     Termination by Mutual Consent.................................. 62
     8.2     Termination by Either Wireless One or Heartland................ 62
     8.3     Effect of Termination and Abandonment.......................... 62
     8.4     Effect of Second Closing....................................... 63

ARTICLE IX

                                 CALL MARKETS............................... 63
     9.1     Exercise of Option............................................. 63
     9.2     Purchase Price................................................. 64

ARTICLE X

                               INDEMNIFICATION.............................. 65
     10.1    Indemnities of the Heartland Companies......................... 65
     10.2    Delivery of Notice............................................. 65


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ARTICLE XI

                          MISCELLANEOUS AND GENERAL......................... 66
     11.1    Expenses....................................................... 66
     11.2    Notices, Etc. ................................................. 66
     11.3    Amendments, Waivers, Etc. ..................................... 67
     11.4    No Assignment.................................................. 67
     11.5    Entire Agreement............................................... 67
     11.6    Specific Performance........................................... 67
     11.7    Remedies Cumulative............................................ 68
     11.8    No Waiver...................................................... 68
     11.9    No Third Party Beneficiaries................................... 68
     11.10   Public Announcements........................................... 68
     11.11   Governing Law.................................................. 68
     11.12   Name, Captions, Etc............................................ 68
     11.13   Counterparts................................................... 69
     11.14   Generally Accepted Accounting Principles....................... 69
     11.15   No Strict Construction......................................... 69
     11.16   Wireless One Stockholder Representative........................ 69
     11.17   Severability................................................... 72
     11.18   Further Assurances............................................. 72



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            CONTRIBUTION AGREEMENT AND AGREEMENT AND PLAN OF MERGER

     CONTRIBUTION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October __, 1995, among Wireless One Operating Company, a Delaware corporation ("Wireless One"), those persons named on
Schedule I hereto (the "Wireless One Stockholders"), Heartland Wireless Communications, Inc., a Delaware corporation ("Heartland"), the subsidiaries of Heartland named on Schedule II hereto (the "Contributing Heartland Subsidiaries"), Wireless One, Inc., a Delaware corporation (the "Company"), Wireless One Merger Company, a Delaware corporation and a direct wholly owned subsidiary of the Company ("Merger Sub"), and Premier Venture Capital Corporation, as initial representative of the Wireless One Stockholders (the "Wireless One Stockholder Representative").


                                    RECITALS

     WHEREAS, the parties hereto intend to enter into a series of transactions that shall be recognized as a tax-free contribution and reorganization under the provisions of Sections 351 and 368 of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, such transactions will comprise (i) the contribution by Heartland and the Contributing Heartland Subsidiaries of the Contributed Assets (as defined herein) and the assumption by the Company of the Assumed Liabilities (as defined herein) and (ii) the merger of the Company's direct wholly owned subsidiary, Merger Sub, into Wireless One.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Additional Investors" means those Persons listed under the caption "New Investors" on Schedule I hereto.



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     "Adjustment Shares" means 200,000 shares of Company Common Stock, which are part of the Share Consideration.

     "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and, in the case of a partnership or limited liability company, any partner or member of such partnership or limited liability company. For purposes of this Agreement, Baseball will be deemed to be an "Affiliate" of Chase and Chase's "Affiliates," and Chase and Chase's Affiliates will be deemed to be "Affiliates" of Baseball.

     "Anticipated IPO" means the initial public offering of the Company Common Stock, which offering is expected to close on or before November 15, 1995.

     "Anticipated Offerings" means, collectively, the Anticipated IPO and the contemplated offering of units consisting of the Company's Senior Discount Notes due 2005 and warrants to purchase shares of Company Common Stock.

     "Assumed Liabilities" has the meaning given to such term in Section 2.2.

     "Baseball" means Baseball Partners, a New York general partnership.

     "Bona Fide Transaction" has the meaning given to such term in Section
6.6(a).

     "Broadcast Station" means a television broadcast station, a television translator station, a low power television station, an educational television broadcasting station, and includes every category of broadcast station that may enjoy must-carry rights under FCC Rules, but does not include a "superstation" as defined by FCC Rule 76.64(c)(2) actually received by the wireless cable system by satellite downlink.

     "Bryan Company" means Wireless One of Bryan, Inc., a Delaware corporation.



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     "BTA" has the meaning given to such term in Section 6.6(a).

     "Call Markets" means, collectively, the following markets: Fanning Springs, Florida; Leesburg, Florida; and Lake City, Florida.

     "Certificates" has the meaning given to such term in Section 4.3.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Chase" means Chase Manhattan Capital Corporation.

     "Closings" means, collectively, the First Closing and the Second Closing.

     "Company Common Stock" means the Company's Common Stock, par value $.01 per share.

     "Company Options" means options to acquire Company Common Stock to be granted at the time of the Second Closing to Hans Sternberg, Sean E. Reilly and William C. Norris, Jr. pursuant to the Company Stock Option Plan, in amounts and with the material terms described on Exhibit 3.6 hereto.

     "Company Permitted Acquisition" has the meaning given to such term in
Section 6.6(a).

     "Company Stock Option Plan" means the Company's 1995 Stock Option Plan substantially in the form of Exhibit 7.2(a)(xi)(A) hereto.

     "Company Subsidiaries" means the Surviving Corporation and its subsidiaries.

     "Contributed Assets" has the meaning given to such term in Section 2.2.

     "Contribution" means the contribution by the Heartland Companies of the Contributed Assets, and the assumption by the Company of the Assumed Liabilities, as contemplated by Section 2.2.



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     "Designated Wireless One Stockholders" means, collectively, Chase
Manhattan Capital Corporation; Baseball Partners; Advantage Capital Partners, Limited Partnership; Advantage Capital Partners II, Limited Partnership; First Commerce Capital, Inc.; Premier Venture Capital Corporation; and each of their respective Affiliates.

     "DGCL" means the Delaware General Corporation Law, as amended, as in effect from time to time.

     "Encumbrance" has the meaning given to such term in Section 5.1(d).

     "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

     "Environmental Laws" has the meaning given to such term in Section
5.1(aa).

     "Environmental Lien" shall mean any Lien, whether recorded or unrecorded, in favor of any Governmental Body, relating to any liability under any Environmental and Safety Requirements.

     "Escrow Agreement" means the Escrow Agreement to be dated as of the Second Closing Date, substantially in the form of Exhibit 7.2(a)(x) hereto, with such changes thereto as the escrow agent may reasonably request.

     "Estimated Heartland Share Consideration" means 3,461,538 shares of Company Common Stock.



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     "Estimated Wireless One Share Consideration" means 6,538,462 shares of
Company Common Stock.

     "Exchange" means the exchange of certain assets prior to the Second Closing pursuant to the Exchange Agreement substantially in the form of Exhibit 7.2(a)(xii) hereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Investors" means those Persons listed under the caption "Existing Investors" on Schedule I hereto.

     "FCC License" has the meaning given to such term in Section 5.1(m).

     "Filing Deadline" means the earlier of (i) December 31, 1996 and (ii) the conclusion of the first "window," as defined in paragraph 4 appearing at 60 Fed. Reg. 20241 (April 25, 1995).

     "First Closing" means the consummation of the Contribution.

     "First Closing Date" means the date on which the First Closing occurs.

     "First Effective Time" means the close of business on the First Closing
Date.

     "Funded Indebtedness" means all Indebtedness for borrowed money or for the deferred purchase price of property or services, as determined in accordance with generally accepted accounting principles, consistently applied.


     "Governmental Body" means any Federal, state, municipal, political subdivision or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

     "Heartland Basic Subscriber" means a current Subscriber to a Heartland Operating System's regular monthly basic services who has paid for at least one full month of basic service in full without discount, whose service rates are not lower than the rates generally charged when that Subscriber became a Subscriber and


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whose account receivable for such service does not include any balance due for service provided more than 60 days before the date of determination. For bulk rate customers, an equivalent billing unit, as commonly understood in the cable television industry, shall be a Heartland Basic Subscriber.

     "Heartland Company" means Heartland or any Contributing Heartland
Subsidiary.

     "Heartland Lease/License Binder" means the MDS Data Sheets and ITFS Data Sheets delivered by the Heartland Companies in connection with this Agreement.

     "Heartland Net Working Capital" means the amount of the consolidated current assets included as part of the Contributed Assets reduced by the amount of consolidated current liabilities included as part of the Assumed Liabilities, in each case as of the Second Effective Time. For this purpose, "current assets" and "current liabilities" will include those assets and liabilities relating to the wireless cable television system located in the Gainesville, Florida market and which are to be transferred to Wireless One of Gainesville, Inc. as part of the Exchange, but will not include any Contributed Asset or Assumed Liability to the extent that it relates to any Joint Market and (in the case of any Assumed Liability) was incurred in accordance with
Section 4.2, and "current liabilities" will not include the current portion (if any) of any Assumed Liabilities consisting of Funded Indebtedness and will not include the Heartland Companies' expenses referred to in Section 11.1 and assumed by the Company pursuant to Section 2.2. For this purpose, "current assets" will also include any Contributed Asset consisting of equipment owned by a Heartland Company and held for installation (but not yet installed) at the location of a Subscriber or potential Subscriber.

     "Heartland Nominal Value" means $27,000,000, adjusted as of the Second Closing Date as follows: (a) increased by the amount (if any) by which the Net Asset Amount for the Heartland Companies is greater than $186,000, (b) reduced by the amount (if any) by which the Net Asset Amount for the Heartland Companies is less than $186,000, and (c) increased by the product of $400 and the amount (if any) by which the Heartland Subscriber Increase is greater than the Wireless One Subscriber Increase.


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     "Heartland Operating Subsidiaries" means those Heartland Subsidiaries operating and/or owning the wireless cable systems in Milano, Texas and Monroe, Louisiana.

     "Heartland Operating Systems" means the Milano, Texas wireless cable system operated by Heartland Wireless Rockdale, Inc. and the Monroe, Louisiana wireless cable system operated by Cotton Country Cable, Inc. and Delta Wireless Cable, Inc., each of which will be contributed to the Company as part of the Contribution.

     "Heartland Pay Subscriber" means a current Subscriber to a Heartland Operating System's regular monthly pay services who, as of the date of determination, is a Basic Subscriber.

     "Heartland Permitted Acquisition" has the meaning given to such term in
Section 6.6(b).

     "Heartland Share Consideration" means a number of shares of Company Common Stock equal to the product of (a) the Share Consideration multiplied by (b) a fraction (i) the numerator of which shall be the Heartland Nominal Value and
(ii) the denominator of which shall be the Nominal Value.

     "Heartland Site Agreements" has the meaning given to such term in Section 2.2.

     "Heartland States" has the meaning given to such term in Section 6.6(a).

     "Heartland Subscriber Increase" means, as of the Second Effective Time, the amount (if any) by which the aggregate number of Subscribers for the Heartland Operating Systems is greater than 2,186.

     "HSR Act" means The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as in effect from time to time.

     "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the


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deferred purchase or acquisition price of property or services, other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; and (f) Indebtedness of others guaranteed by such Person.

     "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "IPO Closing" means the closing of the Anticipated IPO.

     "IPO Price" means the price per share at which Company Common Stock is contemplated to be offered to the public pursuant the Anticipated IPO, which will be specified in the definitive underwriting agreement to be entered into by the Company prior to the Second Closing.

     "ITFS" refers to wireless cable channels that must be owned by qualified non-profit educational organizations.

     "Joint Markets" means the geographic markets described on Exhibit 4.2 hereto.


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     "Lafayette Company" means Wireless One of Lafayette, Inc., a Delaware corporation.

     "Lake Charles Company" means Wireless One of Lake Charles, Inc., a Delaware corporation.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

     "LOS Households" means line-of-sight households as determined by Robert Gehman or such other Person as the Company may designate and Heartland and the Wireless One Stockholder Representative approve in writing (such approval not to be unreasonably withheld), assuming a 35-mile radius of signal coverage and 30-foot receiving antennas, employing a 20% tree discount, and excluding households which are line-of-sight households (as determined by Robert Gehman or such other Person), assuming a 35-mile radius of signal coverage and 30-foot receiving antennas) with respect to then-current Company markets.

     "MDS" refers to wireless cable channels that can be owned by for-profit entities.

     "Merger" means the merger of Merger Sub with and into Wireless One as contemplated by Section 3.8.

     "Merger Sub Common Stock" means Merger Sub's Common Stock, par value $.01 per share.

     "Net Asset Amount" means

           (i) for Wireless One, the Wireless One Net Working Capital, increased by the original cost of all equipment owned by the Wireless One Companies at the Second Effective Time and relating to any Wireless One Operating System which has fewer


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     than 250 Subscribers (other than any equipment relating to any Joint
     Market), further increased by the aggregate amount reasonably expended by the Wireless One Companies with respect to Joint Markets after July 17, 1995 and prior to the Second Effective Time in accordance with Section 4.2, and reduced by the amount of all Funded Indebtedness of the Wireless One Companies at the time of the Second Closing; and

           (ii) for Heartland, the Heartland Net Working Capital, increased by the original cost of all equipment included in the Contributed Assets and relating to any Heartland Operating System which has fewer than 250 Subscribers (other than any equipment relating to any Joint Market), further increased by the aggregate amount reasonably expended by the Heartland Companies with respect to Joint Markets after July 17, 1995 and prior to the Second Effective Time in accordance with Section 4.2, and reduced by the amount of all Assumed Liabilities which constitute Funded Indebtedness of the Heartland Companies at the time of the Second Closing.

     "Nominal Value" means, collectively, the Wireless One Nominal Value and the Heartland Nominal Value.

     "Note" means the Promissory Note from the Company for the benefit of Heartland, substantially in the form of Exhibit 2.2 hereto.

     "Old Registration Agreement" means the Registration Agreement dated as of April 14, 1995 among Wireless One and the Wireless One Stockholders.

     "Old Stockholders Agreement" means the Stockholders Agreement dated as of April 14, 1995 among Wireless One and the Wireless One Stockholders.

     "Person" means any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

     "Pro Rata Amount" means, (a) with respect to any Wireless One Stockholder, the fraction set forth opposite such Wireless One Stockholder's name on the "Wireless One Schedule of Pro Rata Amounts" delivered pursuant to Section 3.7 hereof, and (b) with respect to any Heartland Company, the fraction set forth


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opposite such Heartland Company's name on the "Heartland Schedule of Pro Rata
Amounts" delivered pursuant to Section 4.4(b) hereof.

     "Release" shall have the meaning set forth in CERCLA.

     "SEC" means the Securities and Exchange Commission.

     "Second Closing" means the consummation of the Merger.

     "Second Closing Date" means the date on which the Second Closing occurs.

     "Second Effective Time" means the close of business on the Second Closing Date.

     "Securities Act" means the Securities Act of 1933, an amended, as in effect from time to time.

     "Share Consideration" means 10,000,000 shares of Company Common Stock.

     "Subscriber" means each location at which, at the time of determination, equipment has been installed for the purpose of attaching such location to a Heartland Operating System or a Wireless One Operating System, as the case may be. Notwithstanding the foregoing, the number of Subscribers for the Heartland Operating System located in Milano, Texas will be deemed to be 1,630 for purposes of determining the Heartland Subscriber Increase.

     "subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more subsidiaries of such Person or a combination thereof.
For purposes


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hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity. The capitalized term "Subsidiary" means any subsidiary of Heartland or Wireless One.

     "Surviving Corporation" means Wireless One, as the surviving corporation in the Merger.

     "Wharton Company" means Wireless One of Wharton, Inc., a Delaware corporation.

     "Wireless One 1995 Options" means the options to purchase up to 60,000 shares of Wireless One Common Stock granted to Hans Sternberg, Sean E. Reilly and William C. Norris, Jr. pursuant to the separate Non-Qualified Stock Option Agreements dated as of April 14, 1995, as in effect from time to time.

     "Wireless One Basic Subscriber" means a current Subscriber to a Wireless One Operating System's regular monthly basic services who has paid for at least one full month of basic service in full without discount, whose service rates are not lower than the rates generally charged when that Subscriber became a Subscriber and whose account receivable for such service does not include any balance due for service provided more than 60 days before the date of determination. For bulk rate customers, an equivalent billing unit, as commonly understood in the cable television industry, shall be a Wireless One Basic Subscriber.

     "Wireless One Common Stock" means Wireless One's Common Stock, par value $.01 per share.

     "Wireless One Company" means Wireless One or any Wireless One Subsidiary.


     "Wireless One Lease/License Binder" means the MDS Data Sheets and ITFS Data Sheets delivered by the Wireless One Companies in connection with this Agreement.

     "Wireless One Net Working Capital" means the amount of the consolidated current assets of the Wireless One Companies


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reduced by the amount of the consolidated current liabilities of the Wireless
One Companies, in each case as of the Second Effective Time. For this purpose, "current assets" and "current liabilities" will not include any asset or liability (i) of any Wireless One Company to the extent that it relates to any Joint Market and (in the case of any liability) was incurred in accordance with
Section 4.2 or (ii) which relates to the wireless cable television system located in the Gainesville, Florida market and was transferred to or assumed by a Wireless One Company as part of the Exchange, and "current liabilities" will not include the current portion (if any) of any Funded Indebtedness of any Wireless One Company and will not include Wireless One's expenses referred to in
Section 11.1. For this purpose, "current assets" will also include any equipment owned by a Wireless One Company and held for installation (but not yet installed) at the location of a Subscriber or potential Subscriber.

     "Wireless One Nominal Value" means $51,000,000, adjusted as of the Second Closing Date as follows: (a) increased by the amount (if any) by which the Net Asset Amount for Wireless One is greater than $7,835,937.50, (b) reduced by the amount (if any) by which the Net Asset Amount for Wireless One is less than $7,835,937.50, and (c) increased by the product of $400 and the amount (if any) by which the Wireless One Subscriber Increase is greater than the Heartland Subscriber Increase.

     "Wireless One Operating Subsidiaries" means Bryan Company, Lafayette Company, Lake Charles Company and Wharton Company.

     "Wireless One Operating System" means the Bryan/College Station, Texas; Lafayette, Louisiana; Lake Charles, Louisiana; and Wharton, Texas wireless cable systems operated by Bryan Company, Lafayette Company, Lake Charles Company and Wharton Company, respectively, each of which shall be contributed to the Company at the Second Effective Time by virtue of the Merger.

     "Wireless One Pay Subscriber" means a current Subscriber to a Wireless One Operating System's regular monthly pay services who, as of the date of determination, is a Basic Subscriber.

     "Wireless One Preferred Stock" means Wireless One's Class A Preferred Stock, par value $0.01 per share.


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     "Wireless One Share Consideration" means a number of shares of Company
Common Stock equal to the product of (a) the Share Consideration multiplied by (b) a fraction (i) the numerator of which shall be the Wireless One Nominal Value and (ii) the denominator of which shall be the Nominal Value.

     "Wireless One Site Agreements" has the meaning given to such term in
Section 5.1(g).

     "Wireless One States" has the meaning given to such term in Section
6.6(b).

     "Wireless One Subscriber Increase" means, as of the Second Effective Time, the amount (if any) by which the aggregate number of Subscribers for the Wireless One Operating Systems is greater than 2,750.

     "Wireless One Warrants" means the Class A, Class B and Class C Stock Purchase Warrants of Wireless One issued as of April 14, 1995.


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                                   ARTICLE II

                          CLOSING OF THE CONTRIBUTION

     2.1 First Closing. The First Closing shall take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York, on such date and time as Heartland and the Company may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Section 7.1, the intention of the parties being that the First Closing will take place on the day prior to the Company's entry into a definitive underwriting agreement with respect to the Anticipated IPO.

     2.2 The Contribution. Subject to the terms and conditions of this Agreement, at the First Closing and effective as of the First Effective Time, each Heartland Company, in consideration for its Pro Rata Amount of the Heartland Share Consideration and the Note, shall contribute to the Company, and the Company shall receive and accept, all of such Heartland Company's right, title and interest in and to its wireless cable television assets relating to the markets described on Exhibit 2.2(a) hereto, with the exception of certain accounting systems, administrative functions and related assets (the "Administrative Functions") which are performed by Heartland and are located at Heartland corporate offices in Richardson, Texas or Durant, Oklahoma (collectively, the "Contributed Assets"), including but not limited to (a) the Heartland Operating Systems, including any and all properties and assets used or held for use in the conduct or operation by such Heartland Company of a Heartland Operating System other than Administrative Functions, whether tangible or intangible, real, personal or mixed, currently in use or idle, and wherever located, (b) the ITFS leases identified on Exhibit 2.2(b) hereto and the MDS management/option agreements identified on Exhibit 2.2(b) hereto with respect to the MDS stations, applications for MDS station licenses, returned applications for MDS licenses and MDS licenses identified on such exhibit, and
(c) the site lease options and site leases listed on Exhibit 2.2(c) hereto
(the items described in subsections (b) and (c) above are hereinafter referred to collectively as the "Heartland Site Agreements"). Except with respect to the certain $500,000 promissory note relating to the Heartland Companies' assets and operations in the Monroe, Louisiana market, the Company shall assume and agree to pay, perform and discharge all of the Heartland Companies' expenses referred to in Section 11.1 and all liabilities

(the "Assumed Liabilities") of the Heartland Companies that solely relate to or arise out of the Contributed Assets. Accordingly, with respect to the Heartland Operating Systems and the rights of the lessee under the assigned lease agreements, the site options, the site leases and the assigned portion of the management/option agreements, the income, expenses and liabilities (including accounts payable) attributable thereto through the Second Effective Time shall be for the account of the Heartland Companies and thereafter for the account of the Company. Expenses, including but not limited to such items as power and utilities charges, taxes, prepaid lease rental or royalties, insurance, prepaid and deferred items, reimbursements due to the lessor, intangible taxes and personal property taxes and assessments against the Contributed Assets (including all excess taxes and assessments, penalties and interest), accrued for the period prior to the Second Effective Time shall be prorated between the Heartland Companies and the Company as of the Second Effective Time.


                                  ARTICLE III

                             CLOSING OF THE MERGER

     3.1 Second Closing. The Second Closing shall take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York, on such date and time as Wireless One and the Company may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Section 7.2, the intention of the parties being that the Second Closing will take place on the same day as, but immediately prior to, the IPO Closing.

     3.2 Conversion of Preferred Stock. Immediately prior to the Second Closing, each Wireless One Stockholder that holds Wireless One Preferred Stock will be deemed to have converted each such share of Wireless One Preferred Stock held by such holder into shares of Wireless One Common Stock in accordance with the applicable terms of the Certificate of Designations of the Designation, Voting Powers, Preferences and Rights and Qualifications, Limitations and Restrictions of the Wireless One Preferred Stock. The number of shares of Wireless One Common Stock to be issued to each such holder upon such conversion is specified will be indicated on Schedule I hereto prior to the Second Closing. Until surrendered in accordance with Section 4.3, the Certificates representing Wireless One Preferred Stock so converted will be deemed to represent the Wireless One Common Stock issuable upon such conversion or, after the Second Effective Time, the right to receive a portion of the Wireless One Share Consideration (as described in Section 4.1).

     3.3 Transfer of Warrants. Immediately prior to the Second Closing, in consideration for the termination of the rights of Wireless One and each Existing Investor under paragraph 6 of the Old Stockholders Agreement, each Additional Investor shall transfer to the Existing Investors, and each Existing Investor shall receive from the Additional Investors, the number of Wireless One Warrants specified opposite such Additional Investor's or Existing Investor's name on Schedule I hereto.

     3.4 Exercise of Warrants. Immediately prior to the Second Closing and immediately after the transfers pursuant to Section 3.3 hereof, each holder of any Wireless One Warrant will be deemed to have exercised all such warrants in full in accordance with the terms thereof in a "cashless" manner, with Wireless One retaining from the shares to be issued upon such exercise a number of shares of Wireless One Common Stock having an aggregate value equal to the exercise price payable upon such exercise in lieu of payment of such exercise price in cash. The number of shares of Wireless One Common Stock to be issued upon any such exercise will be calculated in accordance with Section 3.5. Until surrendered in accordance with Section 4.3, the Certificates representing any Wireless One Warrant which is so exercised will be deemed to represent the Wireless One Common Stock issuable upon such exercise or, after the Second Effective Time, the right to receive a portion of the Wireless One Share Consideration (as described in Section 4.1).

     3.5 Shares to be Issued upon Warrant Exercise. The number of shares of Wireless One Common Stock deemed to be issued upon the exercise of any Wireless One Warrant pursuant to Section 3.4 will equal

                           [TS * (MP - $25.00)] / MP

     where:

                    MP  =  [(6,538,462 * A) + ($25.00 * 591,270)] / B

                    TS  =  the total number of shares issuable upon exercise of such Wireless One Warrant in its entirety (i.e., if the exercise price were paid in cash),

                    A   =  the IPO Price, and

                    B   =  the number of shares of Wireless One Common Stock
                           which would be outstanding immediately after the exercise of all Wireless One Warrants if such Warrants were exercised in their entirety by payment of the aggregate exercise price in cash.


     3.6 Cancellation of Non-Exercised Options. Effective as of the Second Closing, each Wireless One 1994 Option and each Wireless One 1995 Option will be deemed to be cancelled, and the Company will grant to each holder thereof the Company Options specified for such holder on Schedule I hereto (or, in the case of holders whose Wireless One 1994 Options and/or Wireless One 1995 Options are cancelled hereby, the Company Options that will be indicated on
Schedule I hereto prior to the Second Closing). Effective as of the Second Closing, Wireless One's 1995 Incentive Option Plan will be deemed to be cancelled.

     3.7 Delivery of Wireless One Schedule of Pro Rata Amounts. Immediately after the transactions described in Sections 3.2, 3.3, 3.4, 3.5 and 3.6, the Wireless One Stockholder Representative shall deliver to the Company, Heartland and the Escrow Agent a "Schedule of Pro Rata Amounts" setting forth for each Wireless One Stockholder, as of the time immediately prior to the Merger and after the transactions described in Sections 3.2, 3.3, 3.4, 3.5 and 3.6, a fraction (a) the numerator of which is the number of shares of Wireless One Common Stock held (including shares deemed held pursuant to Sections 3.2, 3.3, 3.4 and 3.5 hereof) by such Wireless One Stockholder and (b) the denominator of which is the aggregate number of shares of Wireless One Common Stock held (including shares deemed held pursuant to Sections 3.2, 3.3, 3.4 and 3.5 hereof) by all Wireless One Stockholders.

     3.8 The Merger. Subject to the terms and conditions of this Agreement, at the Second Effective Time, Merger Sub shall be merged with and into Wireless One in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Sections

259 and 261 of the DGCL. The separate corporate existence of Merger Sub shall thereupon cease, and Wireless One shall be the Surviving Corporation and shall continue to be governed by the DGCL. At the Second Effective Time, each of the Old Registration Agreement and the Old Stockholders Agreement shall be terminated and shall be of no further force and effect.

     3.9 Certificate of Incorporation. By virtue of the Merger, the Certificate of incorporation of the Surviving Corporation shall be amended and restated to read as set forth on Exhibit 3.9 hereto.

     3.10 The By-Laws. The By-Laws of Merger Sub in effect at the Second Effective Time shall be the By-Laws of the Surviving Corporation, substantially in the form of Exhibit 3.10 hereto, until duly amended in accordance with the terms thereof, of the Certificate of Incorporation of the Surviving Corporation and the DGCL.

     3.11 Directors and Officers. The directors of the Surviving Corporation shall be the individuals who are directors of the Merger Sub immediately prior to the Merger. The officers of the Surviving Corporation immediately following the Merger shall be those persons elected by the board of directors of the Surviving Corporation immediately following the Merger.

     3.12 Merger Sub Stock. At the Second Effective Time, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Second Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     3.13 Transfer of Shares prior to the Second Closing Date. Subject to the provisions of Sections 3.2, 3.3, 3.4, 3.5 and 3.6, no transfers of Wireless One Common Stock or Wireless One Preferred Stock shall be made on the stock transfer books of Wireless One after the close of business on the day prior to the Second Closing Date.

                                   ARTICLE IV

             SHARE CONSIDERATION IN THE CONTRIBUTION AND THE MERGER

     4.1 SHARE CONSIDERATION; CONVERSION, CONTRIBUTION OR CANCELLATION OF
SHARES.

          (a) Subject to the provisions of this Article IV, (i) on the First Closing Date, in consideration for the contribution by the Heartland Companies of the Contributed Assets, each Heartland Company shall be entitled to receive its Pro Rata Amount of the Heartland Share Consideration and the Note, and (ii) at the Second Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of the Wireless One Common Stock issued and outstanding immediately prior to the Second Effective Time shall be converted into the right to receive a number of shares of Company Common Stock equal to the quotient of (A) the Wireless One Share Consideration, divided by (B) the shares of Wireless One Common Stock that are outstanding after giving effect to the provisions of Sections 3.2, 3.3, 3.4, 3.5 and 3.6 hereof.

          (b) All Wireless One Common Stock to be converted into Company Common Stock pursuant to this Section 4.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Wireless One Common Stock, Wireless One Preferred Stock or Wireless One Warrants shall thereafter cease to have any rights with respect to such Wireless One Common Stock (including the Wireless One Common Stock deemed issued upon the conversion or exercise of such Wireless One Preferred Stock or Wireless One Warrants) except the right to receive for such Wireless One Common Stock, upon the surrender of such certificate in accordance with Section 4.3, the amount of Company Common Stock specified in Section 4.1(a) above.

     4.2 Joint Markets. During the period beginning on May 19, 1995 and ending on the day prior to the Second Closing Date, Wireless One and the Heartland Companies may cooperate on mutually acceptable terms as to the acquisition by one or both of them of wireless cable television assets relating to the Joint Markets. Any assets and related liabilities so acquired (i) by a Wireless One Company will be transferred to the Company by means of the Merger at the Second Effective Time or (ii) by a Heartland Company will be contributed to the Company and, in the case of related liabilities, assumed by the Company by means of the Contribution on the First Closing Date.

     4.3 Payment for Shares in the Merger. On the Second Closing Date, each Wireless One Stockholder shall surrender to the Company the certificates (the "Certificates") representing all of the Wireless One Warrants and Wireless One Preferred Stock and all of the issued and outstanding shares of Wireless One Common Stock held by such Wireless One Stockholder, and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, Certificates shall represent solely the right to receive a portion of the Wireless One Share Consideration. No dividends or other distributions that are declared after the Second Effective Time on shares of Company Common Stock and payable to the holders of record thereof after the Second Effective Time will be paid to Persons entitled by reason of the Merger to receive shares of Company Common Stock until such Persons surrender their Certificates. Upon such surrender, subject to Section 4.4, there shall be paid to the Person in whose name the shares of Company Common Stock are issued any dividends or other distributions having a record date after the Second Effective Time and payable with respect to such shares of Company Common Stock between the Second Effective Time and
the time of such surrender.   In no event shall the Persons entitled to receive
such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or any certificate representing shares of Company Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Company any transfer or other taxes required by reason of the issuance of certificates for such shares of Company Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Company that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Company nor any party hereto shall be liable to any Heartland Company or any Wireless One Stockholder for any shares of Company Common Stock or dividends thereon delivered to a public official pursuant to applicable escheat law. The Company shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Company Common Stock held by it from time to time under this Article IV, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Company Common Stock for the account of the Persons entitled thereto.

     4.4 Allocation of Share Consideration. On the First Closing Date, Heartland shall deliver to the Company and the Escrow Agent a "Heartland Schedule of Pro Rata Amounts" setting forth for each Heartland Company a fraction representing such Heartland Company's pro rata share of the Heartland Share Consideration. The Company shall deliver (i) on the First Closing Date, to the Heartland Companies, in accordance with their respective Pro Rata Amounts, certificates for shares of Company Common Stock representing the Estimated Heartland Share Consideration, less one-half of the Adjustment Shares,
(ii) on the Second Closing Date, to the Wireless One Stockholders, in accordance with their respective Pro Rata Amounts, certificates for shares of Company Common Stock representing the Estimated Wireless One Share Consideration, less one-half of the Adjustment Shares, and (iii) on the Second Closing Date, to the Escrow Agent (as defined in the Escrow Agreement), certificates representing the Adjustment Shares, issued in the name of the Escrow Agent, as nominee. Accordingly, as of the First Closing, and until the Second Closing occurs, the Heartland Companies will own all of the issued and outstanding Company Common Stock, and the Company will have no outstanding liabilities except for the Assumed Liabilities and the expenses of the Heartland Companies referred to in
Section 11.1 hereof. The reallocation of the Adjustment Shares pursuant to the Escrow Agreement shall be the sole adjustment to the Estimated Wireless One Share Consideration and the Estimated Heartland Share Consideration.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1 Representations and Warranties of Wireless One. As a material inducement to the Company and the Heartland Companies to enter into this Agreement and effect the Contribution and the Merger, Wireless One hereby represents and warrants that:

           (a) The authorized and outstanding capital stock of each Wireless
      One Subsidiary as of the Second Closing Date is set forth on Exhibit 5.1(a) hereto. Such issued and outstanding shares of capital stock are owned as of the Second Closing Date beneficially and of record in the amounts and by the persons set forth on
      Exhibit 5.1(a) hereto. No shares of such capital stock are held in any such Wireless One Subsidiary's treasury as of the Second Closing Date.
      All of such outstanding capital stock has been duly authorized and is validly issued, fully paid and nonassessable as of the Second Closing Date. Except as set forth on Exhibit 5.1(a) hereto, as of the Second Closing, there will be no (i) agreements restricting the transfer of, or affecting the rights of any holder of, the shares of such capital stock,
      (ii) preemptive rights on the part of any holder of any class of securities of any Wireless One Company, (iii) existing rights with respect to registration under the Securities Act of any Wireless One Company's securities or (iv) options, warrants, conversion or other rights, agreements or commitments of any kind obligating any Wireless One Company, contingently or otherwise, to issue or sell any shares of its capital stock or any class or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given. As of the Second Closing Date, all options exercisable for the capital stock of any Wireless One Company, unless exercised prior thereto, shall be cancelled.

           (b) Each Wireless One Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Each Wireless One Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement. The copies of each Wireless One Company's charter documents and By-Laws which have been furnished to Heartland reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

           (c) This Agreement has been duly authorized, executed and delivered by Wireless One and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

           (d) The execution, delivery and performance of this Agreement by Wireless One do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any security interest, claim, Lien, pledge, option, encumbrance, charge, agreement, voting trust, proxy or other arrangement or restriction (each an "Encumbrance") upon any Wireless One Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration or filing with any Governmental Body or any other Person (other than as has been duly made or obtained) pursuant to, the charter or By-Laws of any Wireless One Company, or any law, statute, rule or regulation to which any Wireless One Company or any of its assets is subject, or any agreement, instrument, order, judgment or decree to which any Wireless One Company or any of its assets is subject.

           (e) [Reserved.]

           (f) The information appearing on each of the ITFS Data Sheets, and each of the MDS Data Sheets, appearing in the Wireless One Lease/License Binder is true and correct in all material respects.

           (g) Set forth on Exhibit 5.1(g) hereto is a list of each of the transmitter site leases and transmitter site lease option agreements (the "Wireless One Site Agreements") held by a Wireless One Company on the date of this Agreement. Except as set forth on Exhibit 5.1(g), each Wireless One Site Agreement will be in full force and effect on the Second Closing Date and will create lease or lease option rights owned by a Company Subsidiary. There is no material default under any Wireless One Site Agreement, and, to Wireless One's knowledge, no party to any Wireless One Site Agreement has given any other party thereto any notice of material default thereunder, except as identified on Exhibit 5.1(g).
      Exhibit 5.1(g) accurately sets forth, for each Wireless One Site Agreement, the parties, the location of the real property subject thereto, the rental payments and the term. True copies of all Wireless One Site Agreements have been provided to Heartland.

           (h) (i) None of the material real property leased to or under lease option granted pursuant to a Wireless One Site Agreement is subject to any condemnation proceeding, (ii) no lease of any such real property exists which would materially interfere with the use of such property as contemplated in the Wireless One Site Agreement for the property, (iii) there is no existing written notice covering future condemnation thereof, and (iv) Wireless One has no reason to believe that any such real property will be condemned or subject to material condemnation proceedings.

           (i) To Wireless One's knowledge, the real property described in each Wireless One Site Agreement is of sufficient size so as to permit the erection of a guyed tower of the size contemplated in the FCC authorizations for ITFS stations authorized by the FCC to be built at that real property or contemplated in the pending applications to the FCC for such authorizations. To Wireless One's knowledge, neither the erection of any such tower, nor the construction of a utility building adjacent thereto, nor the operation of ITFS or MDS radio stations at any such site, will violate the provisions of any applicable building codes, fire regulations, building restrictions, land use regulations, safety regulations, environmental regulations, deed covenants, agreement, zoning, or other governmental ordinances, orders or regulations.

           (j) There are no leases, rental agreements, option agreements, employment contracts, or contracts for service or maintenance existing and relating to or connected with the occupancy or operation of any of the real property subject to a Wireless One Site Agreement other than as listed on Exhibit 5.1(g). True and complete copies of all such agreements have been provided to Heartland. Neither Wireless One nor any Affiliate of Wireless One has any interest, present or future, in any of such real property except for the Wireless One Company's interest as shown on
      Exhibit 5.1(g).

           (k) All of the real property subject to Wireless One Site Agreements is accessible directly from public streets or is accessible in accordance with valid public or private easements which, if necessary, are included in the applicable Wireless One Site Agreement.

           (l) No Wireless One Operating System includes or provides programming to any "cable system," as that term is defined in 47 U.S.C.
      Section 522(7). No Wireless One Operating Subsidiary is a "cable operator," as that term is defined in 47 U.S.C. Section 522(5).

           (m) Except as set forth on the MDS Data Sheets or ITFS Data Sheets in the Wireless One Lease/License Binder, each license, conditional license or other FCC authorization (each an "FCC License") allowing the construction or the operation of radio station facilities by a lessor of channel capacity who is obligated to lease the capacity of the radio station (in whole or in part) under a lease agreement or management/option agreement held by a Wireless One Company, is in full force and effect, and neither the licensee of such FCC License nor the FCC License is subject to any complaint, investigation or proceeding by or before the FCC, or on appeal from the FCC, which looks toward or would result in the revocation, modification or non-renewal of the FCC License. Except as set forth on the MDS Data Sheets or ITFS Data Sheets in the Wireless One Lease/License Binder, each of such FCC Licenses for an ITFS station has a construction completion date which has not elapsed or, if such date has elapsed, a properly filed request to the FCC to extend that date for at least six (6) months is pending. Except as set forth on the MDS Data Sheets or ITFS Data Sheets in the Wireless One Lease/License Binder, the FCC has granted one or more FCC Licenses to each lessor of the channel capacity subject to the lease and lease/option agreements of the Wireless One Companies allowing that lessor to construct and/or operate each radio station required for the lessor to provide to the lessee under each such agreement executed by such lessor the channel capacity subject to that agreement.

           (n) [RESERVED.]

           (o) Exhibit 5.1(o) hereto sets forth true and correct information concerning the Subscriber rates and offered programming channels for the Wireless One Operating Systems as of the date of this Agreement.

           (p) Except for ordinary wear and tear, the equipment used in each Wireless One Operating System is in good operating condition, does not require and is not reasonably expected to require any special or extraordinary expenditures to remain in such condition, and can be used for its intended purpose.

           (q) All transmitters used in Wireless One Operating Systems meet all material applicable FCC type acceptance and frequency stability requirements.

           (r) No Wireless One Operating System has received any complaint that it, or any channels used in it, is causing interference to any reception, transmission or detection system.

           (s) Neither any Wireless One Company, nor any lessor of transmission capacity used in any Wireless One Operating System, requires any additional FCC authorization for any Wireless One Operating System to operate as currently operated.

           (t) Bryan Company owns (or has a valid leasehold interest in) all assets used or held for use in the Bryan/College Station, Texas wireless cable system, Lafayette Company owns (or has a valid leasehold interest in) all assets used or held for use in the Lafayette, Louisiana wireless cable system, Lake Charles Company owns (or has a valid leasehold interest in) all assets used or held for use in the Lake Charles, Louisiana wireless cable system, and Wharton Company owns (or has a valid leasehold interest in) all assets used or held for use in the Wharton, Texas wireless cable system.

           (u) Except as set forth on Exhibit 5.1(u) hereto, a Wireless One Company has the written consent to the retransmission of each Broadcast Station whose signal is "retransmitted" by a Wireless One Operating System. The term "retransmitted" means the receipt and retransmission of a signal, but does not include the reception described in FCC Rule 76.64(e). A true and complete list of each Wireless One Operating System retransmission consent agreement, including the duration and the payment terms of such agreement, is set forth on Exhibit 5.1(u) hereto.

           (v) The appropriate Wireless One Company has filed at the FCC the FCC Forms 395M as required by FCC Rule 76.77 for each year since 1993 that a Wireless One Operating System has been in operation in service of Subscribers. Each such report is true and correct in all material respects.

           (w) To the knowledge of Wireless One, the conduct of each Wireless One Company's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons.

           (x) Except as set forth on Exhibit 5.1(x) hereto, there are no material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting any Wireless One Company, at law or in equity, or before or by any Governmental Body (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); no Wireless One Company is subject to any material arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Wireless One's knowledge, any material governmental investigations or inquiries; and, to the best of Wireless One's knowledge, there is no basis for any of the foregoing. No Wireless One Company has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which may be material to its business.

           (y) There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Wireless One Company.

           (z) Wireless One is not aware that any executive, key employee or group of employees of any Wireless One Company has any plans to terminate employment with any Wireless One Company. Each Wireless One Company has complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and Wireless One is not aware that any Wireless One Company has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances).

           (aa) No Wireless One Company has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Wireless One Companies taken as a whole, and no Wireless One Company has received notice of any such violation. No Wireless One Company is subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment ("Environmental Laws"). Without limiting the generality of the foregoing, (i) the Wireless One Companies have obtained all permits, licenses and authorizations required under, and have complied in all material respects with, all Environmental Laws, (ii) no notice has been received by any Wireless One Company regarding any material violation of, or any material claim, liability or corrective or remedial obligation under, any Environmental Laws and (iii) no facts or circumstances exist with respect to the past or present operations or facilities of any Wireless One Company which would give rise to a material liability or corrective or remedial obligation under any Environmental Laws.

           (bb) The representations and warranties of Wireless One contained in this Section 5.1 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, Wireless One shall be true and correct in all material respects on the Second Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement.

     5.2 Representations and Warranties of the Wireless One Stockholders. As a material inducement to the Company and the

Heartland Companies to enter into this Agreement, each Wireless One Stockholder hereby severally, and not jointly, represents and warrants with respect to itself and not with respect to any other Wireless One Stockholder that:

           (a) All of the shares of Wireless One Common Stock and Wireless One Preferred Stock and all of the Wireless One 1994 Options, Wireless One 1995 Options and Wireless One Warrants set forth opposite such Wireless One Stockholder's name on Schedule I hereto are owned of record and beneficially by such Wireless One Stockholder as of the time immediately preceding the consummation of the transactions contemplated by Sections 3.2, 3.3, 3.4, 3.5 and 3.6. The Wireless One Common Stock being transferred to the Company by such Wireless One Stockholder will be owned by such Wireless One Stockholder, free and clear of all Encumbrances. Such Wireless One Stockholder will have full right, power and authority to sell and transfer such Wireless One Common Stock, and upon delivery of the Certificates for such Wireless One Common Stock, good and valid title to such shares of Wireless One Common Stock, free and clear of all Encumbrances, will pass to the Company.

           (b) With respect to each Wireless One Stockholder which is not a natural person, such Wireless One Stockholder is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and possesses all requisite power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Agreement.

           (c) This Agreement has been duly authorized, executed and delivered by such Wireless One Stockholder and constitutes a valid and legally binding obligation of such Wireless One Stockholder, enforceable in accordance with its terms.

           (d) The execution, delivery and performance of this Agreement by such Wireless One Stockholder do not and will not conflict with, violate or result in the breach of, or create any Encumbrance on its shares of Wireless One Common Stock pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which such Wireless One Stockholder is a party or is subject or by which such shares are bound.

           (e) The Company Common Stock to be acquired by such Wireless One Stockholder pursuant to this Agreement is being acquired by such Wireless One Stockholder for its own account for investment only and not with a view to or in connection with any public disposition thereof or with any present intention of selling, distributing or otherwise disposing of such Company Common Stock, and such Wireless One Stockholder will not sell or offer to sell or otherwise dispose of such Company Common Stock so acquired in violation of any of the registration requirements of the Securities Act or any applicable state securities laws.

           (f) Either alone or with a purchaser representative, such Wireless One Stockholder (i) is an "accredited investor" within the meaning of Regulation D of the Securities Act, (ii) understands that the shares of Company Common Stock to be acquired by it have not been registered under the Securities Act or any state securities laws by reason of specified exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of its investment intent as expressed herein, (iii) is able to bear the economic risk of investment in the Company Common Stock and is experienced, either individually or together with its purchaser representative, and has such knowledge and experience in financial matters that it is capable of evaluating the risks and merits of the Contribution and the Merger, and
      (iv) acknowledges that such shares of Company Common Stock will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act and an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt therefrom is delivered to the Company or (B) the transfer is made pursuant to an effective registration statement under the Securities Act.

           (g) The Company has made no representation to it with respect to the Company or the Company Common Stock, other than the information contained in this Agreement and in the registration statements relating to the Anticipated Offerings, drafts of which in substantially final form have been delivered to it and upon which it is relying in making its investment decision with respect to the Company Common Stock. Such Wireless One Stockholder has had access to such financial and other information concerning the Company and the Company

      Common Stock as it has deemed necessary in connection with its decision to purchase the Company Common Stock, including an opportunity to ask questions of and request information from the Company.

           (h) (i) There is no plan or intention by such Wireless One Stockholder to sell, exchange, or otherwise dispose of a number of shares of Company Common Stock that would reduce such Wireless One Stockholder's ownership of Company Common Stock to a number of shares having a value, as of the Second Closing Date, of less than 50% of the value of all the Wireless One Common Stock held by such Wireless One Stockholder as of the Second Closing Date; and (ii) such Wireless One Stockholder is not aware of or participating in any plan or other arrangement on the part of any of the Wireless One Stockholders to engage in a sale, exchange, or other disposition of Company Common Stock to be received in connection with the Merger. For purposes of this paragraph, Wireless One Common Stock will be treated as outstanding Wireless One Common Stock held by such Wireless One Stockholder as of the Second Closing Date if it is (A) held by such Wireless One Stockholder as of the Second Closing Date and exchanged for cash or other property, surrendered in exercise of appraisal rights, or exchanged for cash in lieu of fractional shares of Company Common Stock;
      (B) held by such Wireless One Stockholder as of July 17, 1995, and otherwise sold, redeemed, or disposed of subsequent to July 17, 1995; or
      (C) exchanged for Company Common Stock in the Merger.

           (i) The representations and warranties of the Wireless One Stockholders contained in this Section 5.2 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Wireless One Stockholders shall be true and correct in all material respects on the Second Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement.

      5.3 Representations and Warranties of Heartland. As a material inducement to the Company, Wireless One and the Wireless One Stockholders to enter into this Agreement and effect the Contribution and the Merger, the Heartland Companies hereby jointly and severally represent and warrant that:

           (a) Except as set forth on Exhibit 5.3(a) hereto, the Heartland Companies collectively have, and subject to the terms and conditions of this Agreement will convey, transfer, assign and deliver, good, marketable and insurable title to (or a valid leasehold interest in) all of the Contributed Assets, real and personal, free and clear of all Encumbrances. Except as set forth on Exhibit 5.3(a) and except for ordinary wear and tear, the Contributed Assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. After the consummation of the Contribution, the Company will own (or have a valid leasehold interest in) all assets necessary for the conduct of the businesses in which the Contributed Assets are currently utilized, with the exception of the assets specifically excluded from the definition of Contributed Assets in
      Section 2.2 hereof.

           (b) The Heartland Companies are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and are qualified to do business in every jurisdiction in which their ownership of property or conduct of business requires them to qualify. The Heartland Companies possess all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement. The copies of each Heartland Company's charter documents and By-Laws which have been furnished to Wireless One reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

           (c) This Agreement has been duly authorized, executed and delivered by each Heartland Company and constitutes a valid and legally binding obligation of each of them, enforceable in accordance with its terms.

           (d) The execution, delivery and performance of this Agreement by the Heartland Companies do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Encumbrance upon any of the Contributed Assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration or filing with any Governmental Body or any other Person (other than as has been duly made or obtained) pursuant to, the charter or By-Laws of any Heartland Company, or any law, statute, rule or regulation to which any Heartland Company or any of its assets is subject, or any agreement, instrument, order, judgment or decree to which any Heartland Company or any of its assets is subject.

           (e) The Company Common Stock to be acquired by the Heartland Companies pursuant to this Agreement is being acquired by each such Heartland Company for its own account for investment only and not with a view to or in connection with any public disposition thereof or with any present intention of selling, distributing or otherwise disposing of such Company Common Stock, except for distribution of the Company Common Stock from a Heartland Subsidiary to Heartland, and no Heartland Company will sell or offer to sell or otherwise dispose of such Company Common Stock so acquired in violation of any of the registration requirements of the Securities Act or any applicable state securities laws.

           (f) The information appearing on each of the ITFS Data Sheets, and each of the MDS Data Sheets, appearing in the Heartland Lease/License Binder is true and correct in all material respects.

           (g) Except as set forth on Exhibit 2.2(d), each Heartland Site Agreement will be in full force and effect on the First Closing Date and will create lease or lease option rights owned by a Heartland Company and transferred to the Company pursuant to the Contribution. There is no material default under any Heartland Site Agreement, and, to such Heartland Company's knowledge, no party to any Heartland Site Agreement has given any other party thereto any notice of material default thereunder, except as identified on Exhibit 2.2(d). Exhibit 2.2(d) accurately sets forth, for each Heartland Site Agreement, the parties, the location of the real property subject thereto, the rental payments and the term. True copies of all Heartland Site Agreements have been provided to Wireless One.

           (h) (i) None of the material real property leased to or under lease option granted pursuant to a Heartland Site Agreement is subject to any condemnation proceeding, (ii) no lease of any such real property exists which would materially interfere with the use of such property as contemplated in the Heartland Site Agreement for the property, (iii) there is no existing written notice covering future condemnation thereof, and (iv) such Heartland Company has no reason to believe that any such real property will be condemned or subject to condemnation proceedings.

           (i) To the knowledge of such Heartland Company, the real property described in each Heartland Site Agreement is of sufficient size so as to permit the erection of a guyed tower of the size contemplated in the FCC authorizations for ITFS stations authorized by the FCC to be built at that real property or contemplated in the pending applications to the FCC for such authorizations. To the knowledge of such Heartland Company, neither the erection of any such tower, nor the construction of a utility building adjacent thereto, nor the operation of ITFS or MDS radio stations at any such site, will violate the provisions of any applicable building codes, fire regulations, building restrictions, land use regulations, safety regulations, environmental regulations, deed covenants, agreement, zoning, or other governmental ordinances, orders or regulations.

           (j) There are no leases, rental agreements, option agreements, employment contracts, or contracts for service or maintenance existing and relating to or connected with the occupancy or operation of any of the real property subject to a Heartland Site Agreement other than as listed on Exhibits 2.2(b), 2.2(c) and 2.2(d). True and complete copies of all such agreements have been provided to Wireless One. No Heartland Company nor any Affiliate of a Heartland Company has any interest, present or future, in any of such real property except for the Heartland Companies' interest as shown on Exhibits 2.2(b), 2.2(c) and 2.2(d).

           (k) All of the real property subject to Heartland Site Agreements is accessible directly from public streets or is accessible in accordance with valid public or private easements which, if necessary, are included in the applicable Heartland Site Agreement.

           (l) No Heartland Operating System includes or provides programming to any "cable system," as that term is defined in 47 U.S.C. Section 522(7). No Heartland Operating Subsidiary is a "cable operator," as that term is defined in 47 U.S.C. Section 522(5).

           (m) Except as set forth on the MDS Data Sheets or the ITFS Data Sheets in the Heartland Lease/License Binder, each FCC License allowing the construction or the operation of radio station facilities by a lessor of channel capacity who is obligated to lease the capacity of the radio station (in whole or in part) under a lease agreement or management/option agreement listed on Exhibit 2.2(b) or 2.2(c) hereto, is in full force and effect, and neither the licensee of such FCC License nor the FCC License is subject to any complaint, investigation or proceeding by or before the FCC, or on appeal from the FCC, which looks toward or would result in the revocation, modification or non-renewal of the FCC License. Except as set forth on the MDS Data Sheets or ITFS Data Sheets in the Heartland Lease/License Binder, each of such FCC Licenses for an ITFS station has a construction completion date which has not elapsed or, if such date has elapsed, a properly filed request to the FCC to extend that date for at least six (6) months is pending. Except as set forth on the MDS Data Sheets or ITFS Data Sheets in the Heartland Lease/License Binder, the FCC has granted one or more FCC Licenses to each lessor of the channel capacity subject to the lease and lease/option agreements of the Heartland Companies allowing that lessor to construct and/or operate each radio station required for the lessor to provide to the lessee under each such agreement executed by such lessor the channel capacity subject to that agreement.

           (n) Except (i) as set forth on Exhibit 5.3(a) hereto and (ii) interests that will be held immediately after the First Closing by the Company or its subsidiaries, no Heartland Company nor any Affiliate of a Heartland Company, has, or immediately after the First Closing will have, any interest, direct or indirect, in (A) any ITFS station, ITFS capacity lease, ITFS construction permit, ITFS license, other ITFS authorization or application for ITFS authorization which is for an ITFS station authorized to a site or proposing a site by FCC application within 50 miles of any site authorized to or applied for pursuant to any ITFS lease agreement that will be held by the Company or any Company Subsidiary immediately after the First Closing, or (B) in any MDS station, MDS capacity lease, MDS conditional license, MDS license, other MDS authorization or application for MDS authorization authorized to a site or proposing a site by FCC application within 50 miles of any site authorized to or applied for pursuant to any MDS lease agreement that will be held by the Company or any Company Subsidiary immediately after the First Closing.

           (o) Exhibit 5.3(o) hereto sets forth true and correct information concerning the Subscriber rates and offered programming channels for the Heartland Operating Systems as of the date of this Agreement.

           (p) Except for ordinary wear and tear, the equipment used in each Heartland Operating System is in good operating condition, does not require and is not reasonably expected to require any special or extraordinary expenditures to remain in such condition, and can be used for its intended purpose.

           (q) All transmitters used in Heartland Operating Systems meet all material applicable FCC type acceptance and frequency stability requirements.

           (r) No Heartland Operating System has received any complaint that it, or any channels used in it, is causing interference to any reception, transmission or detection system.

           (s) Neither any Heartland Company nor any lessor of transmission capacity used in any Heartland Operating System, requires any additional FCC authorization for any Heartland Operating System to operate as currently operated.

           (t) Heartland Wireless Rockdale, Inc. owns (or has a valid leasehold interest in), and after the Contribution the Company will own (or have a valid leasehold in), all assets used or held for use in the Milano, Texas wireless cable system, and Cotton Country Cable, Inc. and Delta Wireless Cable, Inc. collectively own (or have valid leasehold interests in), and after the Contribution the Company will own (or have a valid leasehold in), all assets used or held for use in the Monroe, Louisiana wireless cable system.

           (u) Except as set forth on Exhibit 5.3(u) hereto, a Heartland Company has, and after the Contribution the Company will have, the written consent to the retransmission of each Broadcast Station whose signal is "retransmitted" (as defined in Section 5.1(u) above) by a Heartland Operating System. A true and complete list of each Heartland Operating System retransmission consent agreement, including the duration and the payment terms of such agreement, is set forth on Exhibit 5.3(u).

           (v) The appropriate Heartland Company has filed at the FCC the FCC Forms 395M as required by FCC Rule 76.77 for each year since 1993 that a Heartland Operating System has been in operation in service of Subscribers. Each such report is true and correct in all material respects.

           (w) To such Heartland Company's knowledge, the conduct of each Heartland Company's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons.

           (x) Except as set forth on Exhibit 5.3(x) hereto, there are no material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting any Heartland Company, at law or in equity, or before or by any Governmental Body (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); no Heartland Company is subject to any material arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Heartland's knowledge, any material governmental investigations or inquiries; and, to the best of Heartland's knowledge, there is no basis for any of the foregoing. No Heartland Company has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which may be material to its business.

           (y) There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Heartland Company.

           (z) [RESERVED.]

           (aa) No Heartland Company has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Heartland Companies taken as a whole, and no Heartland Company has received notice of any such violation. No Heartland Company is subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or corrective or remedial obligation arising under any Environmental Laws. Without limiting the generality of the foregoing, (i) the Heartland Companies have obtained all permits, licenses and authorizations required under, and have complied in all material respects with, all Environmental Laws, (ii) no notice has been received by any Heartland Company regarding any material violation of, or any material claim, liability or corrective or remedial obligation under, any Environmental Laws and (iii) no facts or circumstances exist with respect to the past or present operations or facilities of any Heartland Company which would give rise to a material liability or corrective or remedial obligation under any Environmental Laws.

           (bb) Such Heartland Company is not aware of or participating in any plan or other arrangement on the part of any of the Heartland Companies to engage in a sale, exchange, or other disposition of Company Common Stock to be received in connection with the Contribution.

           (cc) Heartland (i) is an "accredited investor" within the meaning of Regulation D of the Securities Act, (ii) understand that the shares of Company Common Stock to be acquired by it have not been registered under the Securities Act or any state securities laws by reason of specified exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of its investment intent as expressed herein, (iii) is able to bear the economic risk of investment in the Company Common Stock and is experienced and has such knowledge and experience in financial matters that it is capable of evaluating the risks and merits of the Contribution and the Merger, and (iv) acknowledges that such shares of Company Common Stock will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act and an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt therefrom is delivered to the Company or (B) the transfer is made pursuant to an effective registration statement under the Securities Act.

           (dd) The Company has made no representation to it with respect to the Company or the Company Common Stock, other than the information contained in this Agreement and in the registration statements relating to the Anticipated Offerings, drafts of which in substantially final form have been delivered to it and upon which it is relying in making its investment decision with respect to the Company Common Stock. Heartland has had access to such financial and other information concerning the Company and the Company Common Stock as it has deemed necessary in connection with its decision to purchase the Company Common Stock, including an opportunity to ask questions of and request information from the Company.

           (ee) The representations and warranties of the Heartland Companies contained in this Section 5.3 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Heartland Companies shall be true and correct in all material respects on the First Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement.


                                   ARTICLE VI

                                   COVENANTS

     6.1 Covenants of the Parties. Unless otherwise indicated, until the Second Closing:

           (a) Each of the parties hereto agrees to use commercially reasonable efforts to bring about the fulfillment of the conditions precedent to the Closings.

           (b) Each of Wireless One and the Heartland Companies shall permit any representatives designated by the other, and the Company shall permit any representatives of the Heartland Companies or the Wireless One Stockholders, upon reasonable notice and during normal business hours, to
      (i) visit and inspect the properties of it and its subsidiaries, (ii) examine the corporate and financial records of its and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with its and its subsidiaries' directors, officers, key employees and independent accountants; provided that this Section 6.1(b) shall not apply to any Heartland Subsidiaries that are not Contributing Heartland Subsidiaries.

           (c) Each of the parties hereto shall promptly make all required filings under the HSR Act in connection with the transactions contemplated by this Agreement and will cooperate and promptly respond to any inquiries or investigations initiated in connection with such filings.

           (d) Subject to the terms and conditions provided herein, each of the parties hereto agrees to (i) use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulation to consummate and make effective the Contribution and the Merger in accordance with the terms of this Agreement and (ii) cooperate following the Closings in the taking of any actions necessary or desirable in order to effect the purposes of this Agreement. This Section 6.1(d) shall survive the Closings but shall not survive the termination of this Agreement in accordance with the provisions of Article VIII.

           (e) Each party hereto shall promptly inform each of the other parties hereto of any circumstance or set of circumstances which could reasonably be expected to impair such party's ability to perform this Agreement.

           (f) Neither Wireless One nor Heartland shall (or cause or permit any of their respective Affiliates, employees, officers, directors, agents or other persons acting on its behalf to) discuss a possible sale of all or any part of (i) in the case of Wireless One, its assets, business or a controlling interest in the Wireless One Common Stock, or (ii) in the case of Heartland, its assets or businesses which are the subject of the transactions contemplated hereby, in each of
      (i) and (ii) above, with any other Person or provide any information to any other Person, other than information which is traditionally provided in the ordinary course of the providing Person's business to third parties where the providing Person has no reason to believe that such information may be utilized to evaluate a possible acquisition of all or any part of any assets, business or stock described above.

           (g) Until after the first to occur of the Filing Deadline and the Second Closing Date, except as contemplated by Section 4.2,

           (i) Wireless One shall not (either itself or through an Affiliate) acquire, offer to acquire or solicit any offer to permit it to acquire, any rights to lease ITFS or MDS transmission capacity, or any MDS license authorized to operate, subject to application to the FCC to operate, or for which operation is contemplated, at any location within 50 miles of the central post office of any of the communities listed on Exhibit 6.1(g)(i) hereto.

           (ii) Heartland shall not (either itself or through an Affiliate) acquire, offer to acquire or solicit any offer to permit it to acquire, any rights to lease ITFS or MDS transmission capacity, or any MDS license authorized to operate, subject to application to the FCC to operate, or for which operation is contemplated, at any location in North Carolina or within 50 miles of the central post office of any of the communities listed on Exhibit 6.1(g)(ii) hereto.

      The provisions of this Section 6.1(g) will survive any termination of this Agreement pursuant to Article VIII.

           (h) Each of Wireless One, each Wireless One Stockholder and
      Heartland agrees (on behalf of itself and each of its subsidiaries, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it by any other party hereto pursuant to this Agreement which is identified by such Person as being confidential at the time the same is delivered, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to such Person's legal and accounting advisors or (iii) in connection with any litigation to which such Person is a party in which such confidential information is required to be disclosed. This
      Section 6.1(h) shall survive the Closings, or, if this Agreement is terminated prior to either Closing in accordance with the provisions of
      Article VIII, this Section 6.1(h) shall survive such termination.

           (i) The Company shall not enter into an underwriting agreement with respect to either Anticipated Offering unless the terms and provisions (including, without limitation, pricing) of such agreement are approved by Wireless One and Heartland. This Section 6.1(i) shall survive the Closings.

           (j) During the period from the First Closing Date to the Second Closing Date, except as contemplated by this Agreement, the Company shall not, without the prior written consent of Wireless One, enter into any material agreement or effect any material transaction.

     6.2 Additional Affirmative Covenants of Wireless One. Between the date hereof and the Second Closing Date, except as contemplated by this Agreement, Wireless One shall:

           (a) Use its reasonable efforts (not including the payment of any consideration not otherwise due) to cause the lessor under each lease agreement listed in the Wireless One Lease/License Binder to grant and to deliver to Heartland before the Second Closing Date its agreement in writing reasonably acceptable to Heartland to the modifications, amendments and extensions of its lease agreements listed on Exhibit 6.2(a).

           (b) Cause each Wireless One Company to retain and to safeguard such subsidiary's assets, and to maintain such assets free and clear of all Liens except Liens for taxes not yet due or payable and except for the disposal of assets and replacement thereof with assets of equal or greater value and utility, each as in the ordinary course of business.

           (c) Cause each Wireless One Company to use its reasonable efforts (not including the payment of any consideration not otherwise due) (i) to cause to be maintained in full force and effect, and (ii) to cause the holders to renew when required to prevent the lapse of, all FCC-issued licenses, conditional licenses and authorizations described in the MDS Data Sheets and the ITFS Data Sheets contained in the Wireless One Lease/License Binder.

           (d) Cause each Wireless One Company, to the extent that it is a party thereto, to (i) perform each and every obligation of the manager under each management/option agreement described in MDS Data Sheets in the Wireless One Lease/License Binder, (ii) perform each and every obligation of the optionee or lessee, as appropriate, under each Wireless One Site Agreement, and (iii) perform each and every obligation of the excess channel capacity or transmission capacity lessee under each ITFS excess capacity lease agreement or MDS transmission capacity lease agreement appearing in the Wireless One Lease/License Binder.

           (e) Cause each Wireless One Company to use reasonable efforts (not including the payment of consideration not otherwise due) to cause (i) the licensee under the management/option agreements to prosecute its petitions for reconsideration of the return by the FCC of the MDS station applications listed on Exhibit 6.2(e) hereto and (ii) each of its lessors to prosecute in good faith and diligently each MDS application and ITFS application for facilities subject to a lease agreement with such subsidiary.

           (f) Cause each Wireless One Company to use reasonable efforts (not including the payment of consideration not otherwise due) to prevent (i) the modification of any FCC authorization described in the Wireless One Lease/License Binder, except for such modifications as are described in that binder, and (ii) the new application to the FCC for authorization related to any lease appearing in such binder, except (A) as required to comply with this Agreement, (B) as required by the terms of the lease, (C) as required by the terms of an applicable FCC license, or (D) as may be reasonably required to operate a Wireless One Operating System in accordance with the usual and ordinary course of business consistent with past practices.

           (g) Use reasonable efforts to cause each Wireless One Operating System to (i) continue its current level of Subscriber marketing effort,
      (ii) preserve the present Subscriber service rates and installation rates, (iii) adhere to the current practice with respect to bad debt, collection of Subscriber accounts and deactivation of delinquent account service, (iv) collect accounts receivable and incur accounts payable only in the ordinary course consistent with its past practices and (v) take no action designed to accelerate or likely to accelerate the collection of its accounts receivable.

           (h) Cause each Wireless One Operating System to be operated in the ordinary course of business in accordance with past practices for such operation (except where such conduct would conflict with any covenant or other obligation of Wireless One under this Agreement).

           (i) On the Second Closing Date, deliver to Heartland a list of all contracts, other than Subscriber contracts for non-bulk rate service and any non-executive employee contract that does not obligate a Wireless One Company to make severance payments upon the termination of the employee in question, entered into by a Wireless One Operating System or a Wireless One Company between the date of this Agreement and the Second Closing Date, together with copies of such contracts.

           (j) Cause the Wireless One Companies (i) to take all reasonable actions to maintain all of their respective assets in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of such assets in a reasonable manner, (ii) to maintain inventories of spare parts, Subscriber reception equipment and expendable supplies at levels consistent with past practices, (iii) if any loss, damage, impairment, confiscation, or condemnation of or to any of such assets occurs, to repair, replace or restore such assets as soon thereafter as possible, and (iv) to use the proceeds of any claim under any insurance policy to replace such assets that are lost, damaged, impaired or destroyed.

           (k) Cause the appropriate Wireless One Companies to maintain insurance policies on the Wireless One Operating Systems, their equipment, the interruption of their business, liability, worker's compensation, fire, libel and slander, and casualty in accordance with past practices.

           (l) Cause each Wireless One Company to maintain its books and records relating to its Wireless One Operating Systems in accordance with past practices.

           (m) Promptly notify Heartland in writing of any unusual or material developments with respect to the business or operations of any Wireless One Operating System and of any material change in any of the information contained in Wireless One's representations and warranties contained in
      Section 5.1 of this Agreement.

           (n) Use reasonable efforts to ensure that there are no material changes in the broadcast hours or in the current program line broadcast by the Wireless One Operating Systems, and that there are no other material changes in any Wireless One Operating System's programming policies, other than adding programming networks under agreements entered into in the usual and ordinary course of business and on terms and conditions typical in the wireless cable industry and fair to the contracting Wireless One Company.

           (o) Use all reasonable efforts to preserve the business and organization of the Wireless One Operating Systems and use its best efforts to keep available to the Wireless One Operating Systems their present employees and to preserve the Subscriber base of the Wireless One Operating Systems and their present relationships with suppliers, programmers, and others having business relations with them.

           (p) Promptly notify Heartland as senior management personnel vacancies occur at the Wireless One Operating Systems and consider for employment personnel recommended by Heartland for such vacant positions.

     6.3 Additional Negative Covenants of Wireless One. Between the date hereof and the Second Closing Date, except as contemplated by this Agreement, Wireless One shall not allow, suffer or permit, without the prior written consent of Heartland:

           (a) The creation, assumption or permitting to exist of any Lien, other than Liens for taxes not yet due and payable, on any assets or properties of any Wireless One Company.

           (b) The sale, assignment, lease, waiver of rights with respect to, sublease or other transfer or disposal of (i) any lease or management/option agreement listed in the Wireless One Lease/License Binder (or the whole or any portion of the rights thereunder), (ii) any Wireless One Site Agreement (or the whole or any portion of the rights thereunder), or (iii) any other asset or property of any Wireless One Company other than the disposal of assets and replacement thereof with assets of equal or greater value and utility, each as in the ordinary course of business.

           (c) The modification, amendment, supplement or novation of any agreement listed in the Wireless One Lease/License Binder or any Wireless One Site Agreement, except as contemplated in Section 6.2(a).

           (d) Any material action, or material failure to act, of (i) the lessee under any lease agreement described in the Wireless One Lease/License Agreement, (ii) the optionee or the lessee under any Wireless One Site Agreement or (iii) the manager under any management/option agreement in the Wireless One Lease/License Binder which would constitute a default or a potential default of the lessee, optionee or manager thereunder (assuming that any requirements of notice or lapse of time have occurred).

           (e) Any increase, other than in the ordinary course of business, in the compensation, bonuses, or other benefits payable or to become payable to any person employed by any Wireless One Operating System or any Wireless One Company.

           (f) Any Wireless One Operating System or any Wireless One Company to, other than in the ordinary course of business, (i) enter into any contract or commitment, (ii) amend or terminate any contract (or waive any material right thereunder), or (iii) incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of Indebtedness) that will be binding on any Wireless One Operating System or any Wireless One Company after the Second Closing.

     6.4 Additional Affirmative Covenants of the Heartland Companies. Between the date hereof and the First Closing Date, except as contemplated by this Agreement, each Heartland Company shall:

           (a) Use its reasonable efforts (not including the payment of any consideration not otherwise due) to cause the lessor under each lease agreement listed in the Heartland Lease/License Binder to grant and to deliver to Wireless One before the First Closing Date its agreement in writing reasonably acceptable to Wireless One to the amendment and extension of its ITFS lease agreements listed on Exhibit 2.2(b).

           (b) Retain and safeguard its or such subsidiary's Contributed Assets, and maintain such Contributed Assets free and clear of all Liens except Liens for taxes not yet due or payable and except for the disposal of assets and replacement thereof with assets of equal or greater value and utility, each as in the ordinary course of business.

           (c) Use its reasonable efforts (not including the payment of any consideration not otherwise due) (i) to cause to be maintained in full force and effect, and (ii) to cause the holders to renew when required to prevent the lapse of, all FCC-issued licenses, conditional licenses and authorizations described in the MDS Data Sheets and the ITFS Data Sheets contained in the Heartland Lease/License Binder.

           (d) To the extent that it is a party thereto, (i) perform each and every obligation of the manager under each management/option agreement described in MDS Data Sheets in the Heartland Lease/License Binder, (ii) perform each and every obligation of the optionee or lessee, as appropriate, under each Heartland Site Agreement, and (iii) perform each and every obligation of the excess channel capacity or transmission capacity lessee under each ITFS excess capacity lease agreement or MDS transmission capacity lease agreement appearing in the Heartland Lease/License Binder.

           (e) Use reasonable efforts (not including the payment of consideration not otherwise due) to cause (i) the licensee under the management/option agreements to prosecute its petitions for reconsideration of the return by the FCC of the MDS station applications listed on Exhibit 2.2(b) hereto and (ii) each of its lessors to prosecute in good faith and diligently each MDS application and ITFS application for facilities subject to a lease agreement with such subsidiary.

           (f) Use reasonable efforts (not including the payment of consideration not otherwise due) to prevent (i) the modification of any FCC authorization described in the Heartland Lease/License Binder, except for such modifications as are described in that binder, and (ii) the new application to the FCC for authorization related to any lease appearing in such binder, except (A) as required to comply with this Agreement, (B) as required by the terms of the lease, (C) as required by the terms of an applicable FCC license, or (D) as may be reasonably required to operate a Heartland Operating System in accordance with the usual and ordinary course of business consistent with past practices.

           (g) Use reasonable efforts to (i) continue its current level of Subscriber marketing effort, (ii) preserve the present Subscriber service rates and installation rates, (iii) adhere to the current practice with respect to bad debt, collection of Subscriber accounts and deactivation of delinquent account service, (iv) collect accounts receivable and incur accounts payable only in the ordinary course consistent with its past practices and (v) take no action designed to accelerate or likely to accelerate the collection of its accounts receivable.

           (h) Operate in the ordinary course of business in accordance with past practices for such operation (except where such conduct would conflict with any covenant or other obligation of any Heartland Company under this Agreement).

           (i) On the First Closing Date, deliver to Wireless One a list of all contracts, other than Subscriber contracts for non-bulk rate service and any non-executive employee contract that does not obligate a Heartland Company to make severance payments upon the termination of the employee in question, relating to the Contributed Assets or Assumed Liabilities and entered into between the date of this Agreement and the First Closing Date, together with copies of such contracts.

           (j) (i) take all reasonable actions to maintain all of their respective Contributed Assets in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of such Contributed Assets in a reasonable manner, (ii) maintain inventories of spare parts, Subscriber reception equipment and expendable supplies at levels consistent with past practices, (iii) if any loss, damage, impairment, confiscation, or condemnation of or to any of such Contributed Assets occurs, repair, replace or restore such Contributed Assets as soon thereafter as possible, and (iv) use the proceeds of any claim under any insurance policy to replace such Contributed Assets that are lost, damaged, impaired or destroyed.

           (k) Maintain insurance policies on the Heartland Operating Systems operated by it, its equipment, the interruption of its business, liability, worker's compensation, fire, libel and slander, and casualty in accordance with past practice.

           (l) Maintain its books and records relating to its Heartland Operating Systems in accordance with past practices.

           (m) Promptly notify Wireless One in writing of any unusual or material developments with respect to the business or operations of any Heartland Operating System and of any material change in any of the information contained in Heartland's representations and warranties contained in Section 5.3 of this Agreement.

           (n) Use reasonable efforts to ensure that there are no material changes in the broadcast hours or in the current program line broadcast by the Heartland Operating Systems, and that there are no other material changes in any Heartland Operating System's programming policies, other than adding programming networks under agreements entered into in the usual and ordinary course of business and on terms and conditions typical in the wireless cable industry and fair to the contracting Heartland Subsidiary.

           (o) Use all reasonable efforts to preserve the business and organization of the Heartland Operating Systems and use its best efforts to keep available to the Heartland Operating Systems their present employees and to preserve the Subscriber base of the Heartland Operating Systems and their present relationships with suppliers, programmers, and others having business relations with them.

           (p) Promptly notify Wireless One as senior management personnel vacancies occur at the Heartland Operating Systems and consider for employment personnel recommended by Wireless One for such vacant positions.

     6.5 Additional Negative Covenants of the Heartland Companies. Between the date hereof and the First Closing Date, except as contemplated by this Agreement, no Heartland Company shall allow, suffer or permit, without the prior written consent of Wireless One:

           (a) The creation, assumption or permitting to exist of any Lien, other than Liens for taxes not yet due and payable, on any Contributed Assets.

           (b) The sale, assignment, lease, waiver of rights with respect to, sublease or other transfer or disposal of (i) any lease or management/option agreement listed in the Heartland Lease/License Binder (or the whole or any portion of the rights thereunder), (ii) any Heartland Site Agreement (or the whole or any portion of the rights thereunder) or (iii) any other Contributed Asset other than the disposal of assets and replacement thereof with assets of equal or greater value and utility, each as in the ordinary course of business.

           (c) The modification, amendment, supplement or novation of any agreement listed in the Heartland Lease/License Binder or any Heartland Site Agreement, except as contemplated in Section 6.4(a).

           (d) Any material action, or material failure to act, of (i) the lessee under any lease agreement described in the Heartland Lease/License Agreement, (ii) the optionee or the lessee under any Heartland Site Agreement or (iii) the manager under any management/option agreement in the Heartland Lease/License Binder which would constitute a default or a potential default of the lessee, optionee or manager thereunder (assuming that any requirements of notice or lapse of time have occurred).

           (e) Any increase, other than in the ordinary course of business, in the compensation, bonuses, or other benefits payable or to become payable to any person employed by any Heartland Operating System.

           (f) other than in the ordinary course of business, the (i) entry into any contract or commitment, (ii) amendment or termination of any contract (or waiver of any material right thereunder), or (iii) incurrence of any obligation (including obligations relating to the borrowing of money or the guaranteeing of Indebtedness) that relates to the Contributed Assets or Assumed Liabilities and will be binding on any Heartland Operating System or the Company after the First Closing.

     6.6 Post-Closing Operations. The parties to this Agreement intend that, following the Second Closing, the Company will continue to operate and develop the businesses and assets contributed to it by the Heartland Companies and held by the Wireless One Companies at the time of the Second Closing, primarily (although not necessarily exclusively) within the southeastern United States. In order to permit the Company and its subsidiaries an opportunity to continue such operation and development, in order to preserve and protect the value of the businesses and assets to be contributed to the Company by the Heartland Companies, in order to preserve the value of confidential and proprietary information disclosed and exchanged by the Heartland Companies and the Wireless One Companies in the course of negotiating and preparing for the transactions contemplated by this Agreement, and in order to avoid conflicts of interest among the Company and its subsidiaries, on the one hand, and its largest group of stockholders, the Heartland Companies, on the other hand, the Company and Heartland, as material inducements to the Wireless One Shareholders and the Heartland Companies, respectively, to consummate the transactions contemplated by this Agreement, hereby agree as follows:

      (a) From and after the date of the First Closing until the earlier to occur of (i) the third anniversary of the Second Closing and (ii) the time when Heartland and its Affiliates cease to hold at least 5.0% of the outstanding Company Common Stock, the Company agrees to not, and agrees to cause each of its subsidiaries to not, engage in the wireless cable television business, or acquire wireless cable television assets or related rights, in any geographic market in any of the states set forth on
      Schedule III hereto (the "Heartland States") except any market located in any "basic trading area" (as designated by Rand McNally & Company)(a "BTA") set forth on Schedule IV hereto; provided that the Company and/or any of its subsidiaries shall be permitted to own an interest in any Person which is engaged in the wireless cable television business or acquires wireless cable television assets or related rights in any other market in any Heartland State so long as (1) the Company or such subsidiary does not control such Person, (2) such Person does not control the Company or such subsidiary and (3) such Person and the Company or such subsidiary are not each controlled by a single third Person; and provided further that the Company and/or any of its subsidiaries shall be permitted to acquire wireless cable television assets in any market in any Heartland State so long as (x) such assets are acquired by means of a bona fide acquisition of a Person (or of a business group or division of a Person) (a "Bona Fide Transaction") and (y) the number of households which are located in the Heartland States which are in markets in which assets are acquired pursuant to such Bona Fide Transaction is less than twenty percent (20%) of the number of households located in all markets in which assets are acquired pursuant to such Bona Fide Transaction (any such acquisition a "Company Permitted Acquisition"). Notwithstanding the second proviso in the preceding sentence, in no event shall the Company or any of its subsidiaries enhance any assets located in the Heartland States acquired by means of an acquisition permitted hereunder solely because such acquisition is a Company Permitted Acquisition (including, without limitation, by means of the purchase of additional assets in the same market in which such assets are located other than by means of a separate Company Permitted Transaction).

      (b) From and after the date of the First Closing until the earlier to occur of (i) the third anniversary of the Second

      Closing and (ii) the time when Heartland and its Affiliates cease to hold at least 5.0% of the outstanding Company Common Stock, Heartland agrees to not, and agrees to cause each of its subsidiaries to not, engage in the wireless cable television business, or acquire wireless cable television assets or related rights, in any market in any of the states set forth on
      Schedule V hereto (the "Wireless One States") except (i) each Call Market (unless and until the Company acquires the wireless cable assets of Heartland and its subsidiaries related to such Call Market pursuant to
      Section 9.2 of the Merger Agreement) and (ii) any market located in a BTA in which any city set forth on Schedule VI hereto is located; provided that Heartland and/or any of its subsidiaries shall be permitted to own an interest in any Person which is engaged in the wireless cable television business or acquires wireless cable television assets or related rights in any market in any Wireless One State so long as (1) Heartland or such subsidiary does not control such Person, (2) such Person does not control Heartland or such subsidiary and (3) such Person and Heartland or such subsidiary are not each controlled by a single third Person; and provided further that Heartland and/or any of its subsidiaries shall be permitted to acquire assets in any market in any of the Wireless One States so long as (x) such assets are acquired by means of a Bona Fide Transaction and
      (y) the number of households located in the Wireless One States which are in markets in which assets are acquired pursuant to such Bona Fide Transaction is less than twenty percent (20%) of the number of households located in all markets in which assets are acquired pursuant to such Bona Fide Transaction (any such acquisition a "Heartland Permitted Acquisition"). Notwithstanding the second proviso in the previous sentence, in no event shall Heartland or any of its subsidiaries enhance any assets located in the Wireless One States acquired by means of an acquisition permitted hereunder solely because such acquisition is a Heartland Permitted Acquisition (including, without limitation, by means of the purchase of additional assets in the same market in which such assets are located other than by means of a separate Heartland Permitted Transaction).

      (c) For purposes of this Section 6.6, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise (provided that the ability to appoint, directly or indirectly, a number of members to the board of directors or other governing body of such Person which is less than one-half of the total number of members of the board of directors or other governing body of such Person shall not, in and of itself, constitute the power to direct the management and policies of such Person).


                                  ARTICLE VII

                                   CONDITIONS

     7.1 Conditions to the First Closing.

     The First Closing shall occur and the Contribution shall be consummated if (and only if) the Heartland Companies so determine.

     7.2 Conditions to the Second Closing.

          (a) Conditions to Obligations of Wireless One and the Wireless One Stockholders. The obligations of Wireless One and the Wireless One Stockholders to consummate the Merger are subject to the fulfillment at or prior to the Second Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by Wireless One on behalf of itself and all of the Wireless One Stockholders:

                 (i) Representations and Warranties True.  The representations and warranties of the Heartland Companies contained in Article V shall have been true in all material respects when made. The representations and warranties of the Heartland Companies set forth in Article V shall be true in all material respects at the time of the Second Closing with the same effect as though such representations and warranties had been made at such time, except for changes resulting from the consummation of the transactions contemplated by this Agreement.

                 (ii) Performance of the Heartland Companies and the Company;
            Officer's Certificate. The Company and each Heartland Company shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it prior to or at the Second Closing, and the President or Chief Financial Officer of Heartland shall deliver to the Wireless One Stockholder Representative a certificate addressed to the Wireless One Stockholders and dated the Second Closing Date certifying in such detail as the Wireless One Stockholder Representative may reasonably request to the satisfaction of Sections 7.2(a)(i) and 7.2(a)(ii).

                 (iii) Board Approval.  The Company and Heartland shall have delivered to the Wireless One Stockholder Representative a copy of the resolutions adopted by the Board of Directors of the Company and each Heartland Company approving the transactions contemplated by this Agreement.

                 (iv) Government Consents, Etc.  All FCC and state regulatory approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been received.

                 (v) Litigation; Governmental Proceedings.  There shall not be in effect any judgment, writ, order, injunction or decree of any Governmental Body of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement, and no suit, action, investigation, inquiry or other proceeding by or before any Governmental Body shall have been instituted and be pending (i) the result of which could prevent or make illegal the consummation of the transactions contemplated hereby or (ii) which imposes or would be reasonably expected to impose any remedy, condition or restriction unacceptable to Wireless One in its reasonable judgment.

                 (vi) Third Party Consents.  All material required
            authorizations, consents or approvals of any third party in connection with the transactions contemplated hereby shall have been obtained.

                 (vii) Lease Amendments.  All material modifications,
            amendments and extensions of lease agreements contemplated by
            Section 6.4(a) shall have been obtained.


                 (viii) Stockholders Agreement.  The Stockholders Agreement substantially in the form of Exhibit 7.2(a)(viii) hereto shall have been executed and delivered by each Heartland Company and the Company.

                 (ix) Registration Agreement.  The Registration Agreement
            substantially in the form of Exhibit 7.2(a)(ix) hereto shall have been executed and delivered by each Heartland Company and the Company.

                 (x) Escrow Agreement.  The Escrow Agreement substantially in the form of Exhibit 7.2(a)(x) hereto shall have been executed and delivered by each Heartland Company, the Company and the Escrow Agent.

                 (xi) Stock Option Plan; Employment Agreements.  The Company
            shall have adopted the Company Stock Option Plan substantially in the form of Exhibit 7.2(a)(xi)(A) hereto, and the Company and the employees named therein shall have entered into the Employment Agreements substantially in the form of Exhibit 7.2(a)(xi)(B) hereto.

                 (xii) Exchange Agreement.  The Exchange Agreement
            substantially in the form of Exhibit 7.2(a)(xii) hereto shall have been executed and delivered by Heartland or a Heartland Subsidiary, and the Exchange shall have been consummated.

                 (xiii) Legal Opinion.  The Wireless One Stockholder
            Representative shall have received an opinion of Arter, Hadden, Blomberg & Johnson, counsel to the Heartland Companies, dated the Second Closing Date, in form and substance reasonably acceptable to Wireless One.

                 (xiv) No Material Adverse Change.  During the period (i) from
            June 30, 1995 to the First Closing Date, there shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, business, operations, customer or employee relations or prospects of the Heartland Companies, and no Heartland Company shall have sustained any loss or damage, whether or not insured, which materially and adversely affects its ability to conduct its business, and (ii) from the First Closing Date to the Second Closing Date, except as contemplated by this Agreement and except as disclosed in any report of Heartland submitted to the Securities and Exchange Commission, without the prior written consent of Wireless One, the Company shall not have entered into any material agreement or effected any material transaction, and there shall have been no material adverse change in the Contributed Assets, and the Contributed Assets shall not have sustained any loss or damage, whether or not insured, which materially and adversely affects the Company's ability to conduct its business.

                 (xv) Approval of Proceedings; Documentation.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and the form and substance of all opinions, certificates and other documents hereunder shall be reasonably satisfactory in form and substance to Wireless One and its counsel.

                  (xvi) Anti-trust Matters.  Any applicable waiting period (and any extension thereof) as prescribed under the HSR Act for the Contribution and the Merger shall have expired or shall have been terminated.

                 (xvii) Directors.  The authorized number of directors on the board of directors of the Company shall have been established at seven, and the following three people shall have been elected to serve as directors: William K. Luby, Hans Sternberg and Sean E. Reilly.

                 (xviii) Lender Consents.  All authorizations, consents,
            waivers or approvals of any lender to any Heartland Company required in connection with the transactions contemplated hereby shall have been obtained.

                 (xix) Purchase Agreement. The Purchase Agreement substantially in the form of Exhibit 7.2(a)(xix) hereto shall have been executed and delivered by Heartland, and the transactions contemplated thereunder shall have been consummated.

                 (xx) Other Documents.  Wireless One and the Wireless One
            Stockholder Representative shall have received all other documents reasonably requested by it on behalf of the Wireless One Stockholders in connection with the consummation of the Contribution and the Merger.

           (b) Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the fulfillment at or prior to the Second Effective Time of each of the following conditions, any or all of which may be waived in whole or part by the Company:

                 (i) Representations and Warranties True.  The representations and warranties of Wireless One and the Wireless One Stockholders contained in Sections 5.1 and 5.2 shall have been true in all material respects when made. The representations and warranties of Wireless One and the Wireless One Stockholders set forth in Sections 5.1 and 5.2 shall be true in all material respects at the time of the Second Closing with the same effect as though such representations and warranties had been made at such time, except for changes resulting from the consummation of the transactions contemplated by this Agreement.

                 (ii) Performance of Wireless One; Officer's Certificate.
            Wireless One and the Wireless One Stockholders shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by them prior to or at the Second Closing, and the President of Wireless One shall deliver to the Company a certificate addressed to the Company and dated the Second Closing Date certifying in such detail as the Company may reasonably request to the satisfaction as to Wireless One of Sections 7.2(b)(i) and 7.2(b)(ii).

                 (iii) Board and Stockholder Approval.  Wireless One shall have delivered to the Company a copy of (i) the resolutions adopted by the Board of Directors of Wireless One and (ii) the approval of a majority of the Wireless

            One Stockholders, each such document approving the transactions contemplated by this Agreement.

                 (iv) Government Consents, Etc.  All FCC and state regulatory approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been received.

                 (v) Litigation; Governmental Proceedings.  There shall not be in effect any judgment, writ, order, injunction or decree of any Governmental Body of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement, and no suit, action, investigation, inquiry or other proceeding by or before any Governmental Body shall have been instituted and be pending (i) the result of which could prevent or make illegal the consummation of the transactions contemplated hereby or could be materially adverse to the business or financial condition of the Wireless One Companies taken as a whole or (ii) which imposes or would be reasonably expected to impose any remedy, condition or restriction unacceptable to the Company in its reasonable judgment.

                 (vi) Third Party Consents.  All material required
            authorizations, consents or approvals of any third party in connection with the transactions contemplated hereby shall have been obtained.

                 (vii) Minimum Net Assets Amount.  It shall have been
            demonstrated to Heartland's and the Company's reasonable satisfaction that the Net Asset Amount for Wireless One will not be less than $4,700,000.

                 (viii) Stockholders Agreement.  The Stockholders Agreement substantially in form of Exhibit 7.2(a)(viii) hereto shall have been executed and delivered by the Wireless One Stockholder Representative.

                 (ix) Registration Agreement.  The Registration Agreement
            substantially in the form of Exhibit 7.2(a)(ix) hereto shall have been executed and delivered by the Wireless One Stockholder Representative.

                 (x) Escrow Agreement.  The Escrow Agreement substantially in the form of Exhibit 7.2(a)(x) hereto shall have been executed and delivered by the Wireless One Stockholder Representative and the Escrow Agent.

                 (xi) Employment Agreements.  The Company and the employees named therein shall have entered into the Employment Agreements substantially in the form of Exhibit 7.2(a)(xi)(B) hereto.

                 (xii) Exchange Agreement.  The Exchange Agreement
            substantially in the form of Exhibit 7.2(a)(xii) hereto shall have been executed and delivered by Wireless One or a Wireless One Subsidiary, and the Exchange shall have been consummated.

                 (xiii) Legal Opinions.  The Company shall have received an opinion, dated the Second Closing Date, of (A) Kirkland & Ellis, counsel to Wireless One, and (B) Gardner, Carton & Douglas, special FCC counsel to Wireless One, in each case in form and substance reasonably acceptable to the Company.

                 (xiv) No Material Adverse Change.  During the period from June
            30, 1995 to the Second Closing Date, there shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, business, operations, customer or employee relations or prospects of the Wireless One Companies, and no Wireless One Company shall have sustained any loss or damage, whether or not insured, which materially and adversely affects its ability to conduct its business.

                 (xv) Approval of Proceedings; Documentation.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and the form and substance of all opinions, certificates and other documents hereunder shall be reasonably satisfactory in form and substance to the Company and its counsel.

                 (xvi) Anti-trust Matters.  Any applicable waiting period (and any extension thereof) as prescribed under the HSR Act for the Contribution and the Merger shall have expired or shall have been terminated.

                 (xvii) Directors.  The authorized number of directors on the board of directors of the Company shall have been established at seven, and the following two people shall have been elected to serve as directors: David E. Webb and J.R. Holland, Jr.

                 (xviii) Lender Consents.  All authorizations, consents,
            waivers or approvals of any lender to any Heartland Company required in connection with the transactions contemplated hereby shall have been obtained.

                 (xix) Purchase Agreement. The Purchase Agreement substantially in the form of Exhibit 7.2(a)(xix) hereto shall have been executed and delivered by Wireless One, and the transactions contemplated thereunder shall have been consummated.

                 (xx) Other Documents.  The Company shall have received all other documents reasonably requested by it in connection with the consummation of the Merger.


                                  ARTICLE VIII

                                  TERMINATION

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the transactions contemplated hereunder may be abandoned at any time prior to the First Effective Time by the mutual written consent of Wireless One and Heartland.


     8.2 Termination by Either Wireless One or Heartland. This Agreement may be terminated (upon notice from the terminating party to the other parties) and the transactions contemplated hereunder may be abandoned by action of either Wireless One or Heartland if (a) the Contribution or the Merger shall not have been consummated by November 30, 1995 (provided that the right to terminate this Agreement under this clause (a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Contribution or the Merger to occur on or before such date), (b) any Governmental Body in the United States shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereunder and such order, decree, ruling or other action shall have become final and nonappealable, or (c) closing and funding of the Anticipated IPO shall not have occurred on or prior to November 15, 1995.

     8.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the transactions contemplated hereunder pursuant to this Article VIII, except as provided in Sections 6.1(G), 6.1(H) and 11.1, no party hereto shall have any liability or further obligation to any other party to this Agreement.

     8.4 Effect of Second Closing. At the Second Effective Time, except as provided in Article X hereof, the representations, warranties, covenants and other agreements of each party hereto contained in Articles V and VI hereof shall terminate, and no party hereto shall have any liability or further oblation to any other party hereto with respect to such provisions, provided that nothing herein shall relieve any party from liability for fraud or for any breach of Section 6.1(g) or 6.1(h) of this Agreement.


                                   ARTICLE IX

                                  CALL MARKETS

     9.1 Exercise of Option. The Heartland Companies shall use reasonable efforts to obtain ownership or lease rights, or the enforceable right to obtain ownership or lease rights, for the provision of wireless cable television service with respect to at least 12 MDS and ITFS channels in each of the Call Markets. Heartland will give written notice to the Company if and promptly after the Heartland Companies obtain or enter into definitive agreements to obtain ownership of or lease rights with respect to 12 or more MDS and ITFS channels in any Call Market. Upon such notice, the Heartland Companies will give the Company reasonable access to information, documents, records and personnel of the Heartland Companies to enable the Company to determine whether to acquire the assets and assume the liabilities in question. Within 60 days after receipt of such notice, the Company may elect, by giving written notice to such effect to Heartland, to acquire the Heartland Companies' wireless cable assets relating to such Call Market, and, if the Company elects to acquire such assets, the Company shall assume all of the Heartland Companies' liabilities relating to such assets, including indebtedness incurred to acquire such assets or develop an operating wireless cable television system in such Call Market. The closing of such acquisition and assumption shall take place as soon as practicable after Heartland's receipt of such notice of election from the Company.

     9.2 Purchase Price.

          (a) The purchase price to be paid for any assets relating to a Call Market and elected to be acquired by the Company in accordance with Section
     9.1 shall equal (i) $20 for each of the LOS Households for such Call Market, increased by (ii) the amount of all reasonable out-of-pocket disbursements by the Heartland Companies in connection with the acquisition of MDS or ITFS channels or lease rights in such Call Market or the development of an operating wireless cable television system therein (other than disbursements made from the proceeds of indebtedness assumed by the Company), reduced by (iii) the amount of any indebtedness or other liabilities relating to such Call Market and assumed by the Company.

          (b) The purchase price may be paid, at the election of the Company,
     (i) in cash, (ii) if the Anticipated IPO has occurred, in shares of Company Common Stock valued at their then-current Market Price (as determined in accordance with the next sentence), less a 5% discount if such shares are restricted securities, or (iii) if the Anticipated IPO has occurred, in a combination of cash and shares of Company Common Stock (such Company Common Stock to be valued in accordance with clause (ii) above). For purposes of this Section 9.2(b), "Market Price" of a share of Company Common Stock means the average of the closing prices of sales of a share of Company Common Stock on all securities exchanges on which such share may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day.


                                   ARTICLE X

                                INDEMNIFICATION

     10.1 Indemnities of the Heartland Companies. Each Heartland Company hereby jointly and severally agrees to indemnify and hold harmless the Company and each of the Company Subsidiaries and their respective successors and assigns against and in respect of any and all claims, demands, liabilities, obligations, actions, suits, proceedings, losses, damages, costs, expenses, assessments, judgments, recoveries and deficiencies including interest, penalties and reasonable attorneys' fees, of every kind and description, contingent or otherwise, suffered by the Company or any of the Company Subsidiaries (the foregoing hereinafter collectively referred to as "Damages") and occasioned by, arising out of or resulting from that certain cause of action styled TCG of Monroe Inc. versus Cotton Country Cable, Inc., Heartland Wireless Properties Louisiana, Inc. and Ken Diebel (CA No. 95-0869) pending in the Western District Court of the Western District of Louisiana, Monroe Division (collectively, the "Heartland Losses").

     10.2 Delivery of Notice. If the Company is of the opinion that any Heartland Loss has occurred or will or may occur, it shall deliver a notice to Heartland, and each such notice shall specify the amount and the circumstances of such asserted Heartland Loss. If a claim is made against a party to be indemnified by the Heartland Companies under Section 10.1 above, or in the event a Heartland Loss otherwise occurs, the indemnitee shall promptly (and in any event within 30 days) after the assertion of a claim or the discovery of any fact upon which such indemnitee intends to base a claim for indemnification under Section 10.1 of this Agreement (the "Claim") notify the Heartland Companies from whom indemnification is sought (the "Indemnitor") of such Claim. In the event of any Claim, the Indemnitor, at its option, may assume (with legal counsel reasonably acceptable to the indemnitee) the defense of any claim, demand, lawsuit or other proceeding in connection with the indemnitee's Claim, and may assert any defense of the indemnitee or the Indemnitor; provided that the indemnitee shall have the right at its own expense to participate jointly with the Indemnitor in the defense of any claim, demand, lawsuit or other proceeding in connection with the indemnitee's Claim. In the event that the Indemnitor elects to undertake the defense of a Claim hereunder, the indemnitee will cooperate with the Indemnitor to the fullest extent reasonably possible with regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to make the Indemnitor's management of the same with regard to the amount of damages payable by the Indemnitor hereunder. The Indemnitor shall have the right to settle any Claim, and the indemnitee shall reasonably cooperate in furtherance of such determination by the Indemnitor; provided that the Indemnitee shall not, without the prior written consent of the indemnitee, settle any Claim which does not contain a complete release of the indemnitee from the Claim in question or which does not involve solely the payment of money for which the indemnitee is actually indemnified.


                                   ARTICLE XI

                           MISCELLANEOUS AND GENERAL

     11.1 Expenses. Each of Wireless One and each Heartland Company shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by them, incurred in connection with this Agreement and the transactions contemplated hereby. Each of Wireless One and the Heartland Companies shall advance on the Company's behalf one-half of all filing fees in connection with the HSR Act, which advances will be reimbursed by the Company after the Second Closing. The reasonable expenses of the Heartland Companies and Wireless One referred to in the preceding two sentences shall be assumed by the Company in accordance with Section 2.2 (in the case of the Heartland Companies' expenses) or in connection with the Merger (in the case of Wireless One's expenses). The Company shall pay the expenses of the Wireless One Stockholders and all expenses in connection with the Anticipated Offerings; provided that if the Anticipated Offerings are not completed and either Closing does not occur, 40% of the expenses of the Anticipated Offerings will be borne by Heartland and 60% of such expenses will be borne by

Wireless One. Costs incurred on behalf of the Company in connection with the Anticipated Offerings and paid prior to the Second Closing will be advanced by Wireless One and reimbursed by the Company after the Second Closing.

     11.2 Notices, Etc. All notices, requests, demands or other communications required hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or when received by first-class mail, postage prepaid and return receipt requested to (i) in the case of the Company, the Wireless One Stockholder Representative and Wireless One, the applicable addresses set forth on Exhibit 11.2 hereto and (ii) in the case of each of the other parties hereto, to the address of such party listed on the books of the registrar of the Company Common Stock, or, in each case, to such other address as such party shall have designated by notice so given to each other party.

     11.3 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the Company, Wireless One, the Heartland Companies and the holders of a majority of the voting stock of Wireless One (prior to the Second Closing Date) or the holders of a majority of the Wireless One Share Consideration (after the Second Closing Date).

     11.4 No Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that, except for (a) the Company's rights under Article IX hereof, (b) the assignment of the rights of any of the Heartland Companies to Heartland, and (c) as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of each other party.

     11.5 Entire Agreement. Except as otherwise provided herein, this Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and any writings expressly required hereby.

     11.6 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     11.7 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     11.8 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     11.9 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person or entity who or which is not a party hereto.

     11.10 Public Announcements. Wireless One (prior to the Second Closing) or the Wireless One Stockholder Representative (following the Second Closing) and the Heartland Companies will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable law or regulation. To the extent reasonably requested by either party, each party will thereafter consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement.

     11.11 Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws (and not the conflict of laws principles) of the State of Delaware.

     11.12 Name, Captions, Etc. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified, (a) the terms hereof" "herein" and similar terms refer to this Agreement as a whole and (b) references herein to Articles or Sections refer to articles or sections of this Agreement.

     11.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

     11.14 Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles a party hereto would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with such party's previous accounting methods and policies.

     11.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     11.16 Wireless One Stockholder Representative.

           (a) Each of the Wireless One Stockholders hereby appoints Premier Venture Capital Corporation as the initial Wireless One Stockholder Representative under this Agreement, to serve in accordance with the terms, conditions and provisions of this Agreement, and Premier Venture Capital Corporation hereby agrees to act as such, upon the terms, conditions and provisions of this Agreement. The Wireless One Stockholder Representative, in such capacity, will take all such actions with respect to this Agreement and the other agreements contemplated hereby, and omit to take any action, each as directed by the holders of a majority of the voting stock of Wireless One held by the Designated Wireless One Stockholders (prior to the Second Closing Date) or the majority of the Company Common Stock held by such Designated Wireless One Stockholders (after the Second Closing Date), and will promptly provide to each Designated Stockholder a copy of all notices received by it from any other party hereto. The Wireless One Stockholder Representative may be removed and replaced from time to time by written notice to the Company, Heartland and the Escrow Agent from the holders of a majority of the voting stock of Wireless One held by the Designated Wireless One Stockholders (prior to the Second Closing Date) or the majority of the Company Common Stock held by such Designated Wireless One Stockholders (after the Second Closing Date). Each of the Wireless One Stockholders hereby constitutes and appoints the Wireless One Stockholder Representative its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it, and in its name, place and stead, to sign the following documents: (a) the Registration Agreement substantially in the form of Exhibit 7.2(a)(ix) hereto and (b) the Escrow Agreement, substantially in the form of Exhibit 7.2(a)(x) hereto.

           (b) The Wireless One Stockholder Representative shall have no duties or responsibilities except those expressly set forth herein. The Wireless One Stockholder Representative shall have no responsibility for the validity of any agreements referred to in this Agreement or for the performance of any such agreements by any party thereto or for the interpretation of any of the provisions of any such agreements. The Wireless One Stockholders Representative's liability in fulfilling its duties shall be limited to bad faith, willful misconduct or gross negligence on its part. The Wireless One Stockholder Representative shall be protected in acting upon any certificate, notice or other instrument whatsoever received by the Wireless One Stockholder

      Representative as to its due execution, the validity and effectiveness of its provisions, and the truth and accuracy of any information therein contained that the Wireless One Stockholder Representative in good faith believes to be genuine and to have been signed or presented by a proper person or persons.

           (c) The Wireless One Stockholder Representative shall not be bound in it capacity as Wireless One Stockholder Representative by any cancellation, waiver, modification or amendment to this Agreement unless such modification is consented to in writing by the Wireless One Stockholder Representative.

           (d) The Wireless One Stockholder Representative may, in its sole discretion, consult with and obtain advice from legal counsel and any other person or entity in the event of any question as to any of the provisions of this Agreement or its duties hereunder. The reasonable cost of such services shall be borne among the Wireless One Stockholders in accordance with their respective Pro Rata Amounts.

           (e) The Wireless One Stockholder Representative shall have the right, in its sole discretion, to resign as the Wireless One Stockholder Representative at any time by giving at least 30 days prior written notice to Heartland and the Wireless One Stockholders. In such event, Heartland and the Wireless One Stockholders will promptly select another Wireless One Stockholder Representative. Resignation of the Wireless One Stockholder Representative shall relieve it of all duties and responsibilities of the Wireless One Stockholder Representative thereafter arising hereunder.

           (f) Each Wireless One Stockholder severally agrees to hold the Wireless One Stockholder Representative harmless and to indemnify the Wireless One Stockholder Representative against such Wireless One Stockholder's Pro Rata Amount of any loss, liability, claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except as arises from the gross negligence or willful misconduct of the Wireless One Stockholder Representative. The foregoing indemnities shall survive termination of this Agreement and shall be in addition to any and all other rights and remedies available to the Wireless One Stockholder Representative.

           (g) No provision of this Section 11.16 shall be deemed to give rise to any obligation in favor of any Heartland Company or to limit any right or remedy of any Heartland Company under any other Section of this Agreement.

     11.17 Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenants contained in Section 6.6 hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

     11.18 Further Assurances. At any time and from time to time after the Second Closing, the parties shall execute, deliver and acknowledge such documents and take such further actions as may be reasonably required in order to consummate the transactions contemplated hereby.


                           *   *   *   *   *

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.


                                    WIRELESS ONE OPERATING COMPANY


                                    By: __________________________________
                                    Name:
                                    Title:


                                    HEARTLAND WIRELESS COMMUNICATIONS, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    BROWNWOOD WIRELESS, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    COTTON COUNTRY CABLE, INC.


                                    By: __________________________________
                                    Name:
                                    Title:

                                    DELTA WIRELESS CABLE, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    HEARTLAND WIRELESS ALABAMA
                                       PROPERTIES, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    HEARTLAND WIRELESS FLORIDA
                                       PROPERTIES, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    HEARTLAND WIRELESS GEORGIA
                                       PROPERTIES, INC.


                                    By: __________________________________
                                    Name:
                                    Title:

                                    HEARTLAND WIRELESS OCALA, L.C.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    HEARTLAND WIRELESS ROCKDALE, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    WIRELESS LEASING, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    WIRELESS ONE, INC.


                                    By: __________________________________
                                    Name:
                                    Title:

                                    WIRELESS ONE MERGER COMPANY


                                    By: __________________________________
                                    Name:
                                    Title:


                                    PREMIER VENTURE CAPITAL CORPORATION


                                    By: __________________________________
                                    Name:
                                    Title:

                                    THE LAMAR CORPORATION


                                    By: __________________________________
                                    Name:
                                    Title:


                                    HENDRIX FAMILY TRUST


                                    By: __________________________________
                                    Name:
                                    Title:


                                    KBBS, INC.


                                    By: __________________________________
                                    Name:
                                    Title:

                                    WIRELESS INVESTMENT COMPANY


                                    By: __________________________________
                                    Name:
                                    Title:


                                    GULF COAST SERVICES, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    OTELCO INVESTMENTS, LLC


                                    By: __________________________________
                                    Name:
                                    Title:


                                    EATEL, INC.


                                    By: __________________________________
                                    Name:
                                    Title:

                                    FORT BEND TELEPHONE CO.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    COLUMBIA CELLULAR, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    HART WIRELESS LTD PARTNERSHIP


                                    By: __________________________________
                                    Name:
                                    Title:


                                    G.T. INVESTMENTS, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    CHASE MANHATTAN CAPITAL CORPORATION


                                    By: __________________________________
                                    Name:
                                    Title:

                                    BASEBALL PARTNERS


                                    By: __________________________________
                                    Name:
                                    Title:


                                    PREMIER VENTURE CAPITAL CORPORATION


                                    By: __________________________________
                                    Name:
                                    Title:


                                    ADVANTAGE CAPITAL PARTNERS LIMITED
                                       PARTNERSHIP

                                    BY:  ADVANTAGE CAPITAL CORPORATION
                                    ITS: GENERAL PARTNER


                                    By:__________________________________
                                    Name:
                                    Title:

                                    ADVANTAGE CAPITAL PARTNERS II LIMITED
                                       PARTNERSHIP

                                    BY:  ADVANTAGE CAPITAL CORPORATION
                                    ITS: GENERAL PARTNER


                                    By: __________________________________
                                    Name:
                                    Title:


                                    FIRST COMMERCE CAPITAL, INC.


                                    By: __________________________________
                                    Name:
                                    Title:


                                    CT COMMUNICATIONS, INC.


                                    By: __________________________________
                                    Name:
                                    Title:

                                    OPCO SENIOR EXECUTIVE INVESTMENT
                                       PARTNERSHIP, L.P.

                                    BY:  OPCO PARTNERS, INC.
                                    ITS:


                                    By: __________________________________
                                    Name:
                                    Title:


                                    ______________________________________
                                    HANS STERNBERG

                                    ______________________________________
                                    WILLIAM C. NORRIS, JR.

                                    ______________________________________
                                    SEAN E. REILLY

                                    ______________________________________
                                    RONALD L. DANIELS


                                    R.C. CORR & DORIS CORR,
                                      JOINT SURVIVORS


                                    BY ___________________________________

                                    ______________________________________
                                    DONNA STERNBERG

                                    ______________________________________
                                    MARK STERNBERG

                                    ______________________________________
                                    ERICH STERNBERG

                                    ______________________________________
                                    JULIE STERNBERG

                                    ______________________________________
                                    DEBORAH STERNBERG

                                    ______________________________________
                                    INSA ABRAHAM

                                    ______________________________________
                                    ALLYN MADERE

                                    ______________________________________
                                    PAUL BOUDREAUX

                                    ______________________________________
                                    ARTHUR G. SCANLAN, II